UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Alignment Healthcare, Inc.
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April 24, 2026
Dear Fellow Stockholders:

On behalf of the Alignment Healthcare (“Alignment”) Board of Directors, we cordially invite you to attend our Annual Meeting of Stockholders on Thursday, June 4, 2026, at 9:00 a.m. PDT. The Annual Meeting will be held virtually via audio-only webcast at www.proxydocs.com/ALHC. You can listen to the meeting live, submit questions and vote online during the Annual Meeting.
As stewards of Alignment Healthcare, the Board of Directors and management remain firmly focused on building a company that delivers Medicare Advantage (MA) done right. This means lowering costs by delivering better care – not less care – particularly for members with complex and chronic needs. Alignment’s Care Anywhere clinical model, supported by its proprietary AVA® technology platform, provides real-time visibility into member health and enables earlier intervention, better coordination and reduced avoidable utilization. In executing upon this model at scale, we believe we will create durable, long-term value for stockholders.
2025 marked another strong step forward in our financial and operational performance.
We continued to take share in our markets and improve outcomes for our members while delivering positive operating cash flow. These results reflect the continued improvement of capabilities we have been building for years – care delivery, operational discipline and technology-enabled insight.
This progress was achieved in a dynamic MA environment marked by higher utilization, evolving risk adjustment standards and increased regulatory scrutiny, demonstrating the resilience of Alignment’s model amidst a year of significant disruption.
Performance in 2025 underscores the strength of our model and maturity of our financial profile:
•Adjusted EBITDA of $110 million, reflecting an adjusted EBITDA margin of 2.8%, with a net loss of $1.0 million (compared to a net loss of $128.1 million in 2024)
•Membership of 236,300 as of Dec. 31, 2025, representing 25% year-over-year growth
•Full-year revenue of $3.9 billion, up 46% year over year
•100% of members enrolled in plans rated 4 Stars or better under the Centers for Medicare & Medicaid Services 5-Star Quality Rating System for the second consecutive year
Looking ahead, we are focused on sustaining a culture of continuous improvement and making investments across people, processes and technology to ensure that we are scaling responsibly.
In early 2026, Alignment was named one of Fortune World’s Most Admired Companies™ for the first time, reflecting the company’s senior-first culture, clinical integrity and long-term view of value creation – qualities that have guided its growth since becoming a public company five years ago.

As we continue to execute upon our mission of changing health care, your investment continues to play an important role in supporting Alignment’s long-term vision. We remain focused on execution, disciplined growth and serving our members. We look forward to connecting with you at the Annual Meeting and to continuing to share updates on our progress throughout the year.
Sincerely,

John Kao	Joseph Konowiecki	Margaret McCarthy
Chief Executive Officer	Chairman of the Board	Lead Independent Director

From Fortune, ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® is a registered trademark and Fortune World’s Most Admired Companies™ is a trademark of Fortune Media IP Limited and is used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Alignment Healthcare.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Meeting Details
Items of Business
Matters to be voted on at the Annual Meeting are as follows:
•Proposal 1: Election of three nominees identified in the accompanying proxy statement to serve as Class II directors to hold office until the 2029 Annual Meeting of Stockholders;
•Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
•Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Named Executive Officers” or “NEOs”).

Items of business may also include transacting such other business as may properly come before the 2026 Annual Meeting of Stockholders (the "Annual Meeting") or any adjournment of the meeting. The Proxy Statement accompanying this notice describes each of the items of business in more detail.
Access to the Meeting
The Annual Meeting will be held via live audio webcast available at www.proxydocs.com/ALHC. Please see the “Commonly Asked Questions and Answers About the Annual Meeting” section in the attached Proxy Statement for information on registration to attend the Annual Meeting. Stockholders will be able to participate, vote and submit questions from any location.
Record Date & List of Stockholders
Our Board has set the record date as of April 6, 2026 (the “Record Date”). Only stockholders that owned Alignment common stock at the close of business on that day are entitled to notice of and may vote at the Annual Meeting or any adjournment of the meeting. A list of Alignment’s stockholders of record will be available at our corporate headquarters and principal executive offices located at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868 at least ten days prior to June 4, 2026.

How to Vote Your Shares

By Internet Go to www.proxypush.com/ALHC and follow the instructions.	By Telephone Dial toll-free 866-314-3346 using any touch-tone telephone and follow the recorded instructions.
By Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.	In Person (Virtual) Attend our virtual Annual Meeting and cast your vote using the webcast voting options.
Whether or not you expect to attend the Annual Meeting, please make sure you vote so that your shares will be represented at the meeting.
By Order of the Board of Directors
Christopher J. Joyce
Chief Legal & Administrative Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2026
This Notice of Annual Meeting, the Proxy Statement and our fiscal year 2025 Annual Report are available on the investor relations section of our website at https://ir.alignmenthealth.com/. Additionally, you may access our proxy materials at www.proxydocs.com/ALHC. We are taking advantage of U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders on the Internet. These materials will be available on the Internet on or about April 24, 2026. We are sending a “Notice of Internet Availability of Proxy Materials" (“Notice of Availability”) to our stockholders of record instead of a paper proxy statement and annual report containing financial statements, unless paper copies have previously been requested. We believe that Internet delivery of our proxy materials allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

WHERE TO FIND ADDITIONAL INFORMATION	91
COST OF PROXY SOLICITATION	92
APPENDIX – NON-GAAP FINANCIAL MEASURES	93

PROXY SUMMARY
This summary highlights certain information contained elsewhere in our proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement and our 2025 Annual Report to Stockholders before voting.
About Alignment Healthcare
We are a next generation, consumer-centric and clinically focused platform designed to improve the health care experience for seniors enrolled in Medicare who choose a private Medicare Advantage plan. Our goal is to provide seniors with easier access to care, better coordination among providers, fewer gaps in care and avoidable hospital visits, and support that meets them where they are—at home, online, or in their community. We deliver this experience through our wide variety of Medicare Advantage plans, which offer varied benefits tailored to the diverse needs, preferences, and lifestyles of seniors. We believe our plans are differentiated because of our unique ability to manage costs by delivering proactive care and managing chronic conditions through an integrated clinical and technology model. Our operations primarily consist of Medicare Advantage Plans in the states of California, North Carolina, Nevada, Arizona and Texas. Our ultimate goal is to bring this differentiated, advocacy-driven healthcare experience to millions of senior consumers in the United States and to become the most trusted senior healthcare brand in the country.
Our model is based on a flywheel concept, referred to as our “virtuous cycle,” which reflects our unique ability to manage health care expenditures while maintaining quality and member satisfaction.

Our ability to deliver lower health care costs while improving the consumer’s experience is a unique competitive advantage. From a clinical standpoint, we achieved an inpatient admissions per thousand rate in the low-140s for our at-risk members. These outcomes are achieved through our high-touch clinical model, which proactively manages chronic conditions and assists with post-discharge care navigation. This differentiation has led to our demonstrated ability to rapidly scale, as evidenced by the expansion of our model to 45 markets across five states covering approximately 275,300 health plan members as of January 1, 2026 and approximately 80% of gross sales sourced through plan switchers from a competing MA plan. We believe we have proven that our model is highly predictable and repeatable across different markets and will enable strong growth on a national level as we pursue our vision of becoming the most trusted senior health care brand in the country.

Our platform was developed to align with the six core principles that we believe will be required to successfully deliver health care in the 21st century and that we believe represent our key competitive strengths. Our platform enables us to:
•leverage data, technology and analytics to power all aspects of our model;
•engage consumers directly and develop products to meet their needs;
•proactively manage and coordinate care for our most vulnerable members;
•empower providers and employ flexible care delivery models;
•design and deploy innovative value-based payment models; and
•cultivate a culture of innovation.
Proxy Statement Voting Roadmap

Proposal	Voting Matter	Board Vote Recommendation	See Page

	Election of Directors	FOR EACH NOMINEE •All Class II nominees are highly experienced and have the qualifications and skills necessary to oversee the Company and advance its vision to become the most trusted senior health care brand in the country. •All Class II nominees are independent.	14

	Ratification of Independent Registered Public Accounting Firm	FOR •Deloitte continues to perform at a high level and remains independent and objective •Deloitte has deep institutional knowledge of our industry, operations, business, accounting policies and internal controls	81

	Non-Binding, Advisory Vote on Executive Compensation	FOR •NEO target compensation is set using peer market data, with actual payouts determined solely by performance outcomes across key membership and financial metrics •A substantial majority of NEO pay is delivered through performance-based incentives •Long-term pay-for-performance alignment is reinforced by PSUs with a performance period in the third year, directly tying executive rewards to long-term financial results and stockholder value creation	84
Our Director Nominees
You are being asked to vote on the election of the three Class II Directors listed below. For additional information about each nominee’s background and experience, please see “Proposal 1 – Election of Directors” beginning on page 14.

Name	Age	Director Since	Independent	Selected Skills & Qualifications	Committees
Jody Bilney	64	2022	Yes	•Executive Leadership •Health Care Industry Experience •Audit Committee Experience •Direct Consumer Markets Experience	Audit
David Hodgson	69	2018	Yes	•Nominating / Governance Experience •Health Care Industry Experience •Capital Markets	Nominating, Corporate Governance and Compliance ("NCGCC") (Chair)
Jacqueline Kosecoff	76	2017	Yes	•Executive Leadership •Health Care Industry Experience •Compensation Committee Experience •Direct Consumer Markets Experience	Compensation (Chair) NCGCC
Stockholder Engagement Highlights
In 2025-26, we continued our robust stockholder engagement program. We proactively engage with stockholders and other stakeholders throughout the year to learn more about their perspectives on significant issues, including company performance and strategy, executive compensation and governance matters. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and share this feedback with our Board, as appropriate. For more information, see “Corporate Governance—Stockholder Engagement” on page 34.
Corporate Governance Highlights
We are committed to governance practices that promote the long-term interests of our stockholders, strengthen Board and management accountability and continue to build trust in our Company. The Board regularly reviews our governance profile to ensure that it reflects the evolving governance landscape applicable to our Company and appropriately supports and serves the best interests of the Company and our stockholders. For more information, see “Corporate Governance” beginning on page 23.

Board Structure & Composition
•7 of 9 Directors, and all Board Committee members, are independent
•Board composed of a mix of long-tenured and new directors
•Directors reflect a variety of experiences and skills that give the Board the collective capability necessary to oversee the Company’s activities

•Lead Independent Director empowered with agenda-setting authority and active involvement in oversight of Board functions, elected annually by the independent directors
•Active and empowered committee chairs, all of whom are independent

•Annual assessment and determination of optimal Board leadership structure
•Commitment to Board diversity of perspective, gender, and race or ethnicity
•Directors attended about 96% of Board and Committee meetings combined in 2025

Good Governance Practices
•Ongoing Board assessment and refreshment led by the NCGCC
•Annual Board and Committee self-assessments
•Insider trading policy, including prohibitions on pledging and short-sales
•Incentive-based compensation clawback policy
•Regular executive sessions of the independent directors at meetings of the Board, without management present •Officer and director stock ownership requirements •Code of Conduct overseen by Board	•Robust stockholder engagement program, with the participation of our Chairman, to share our perspectives and solicit feedback
Board Operations and Oversight
•Active board oversight of strategic planning
•Robust oversight framework to assess and manage risks
•Committee charters provide clear allocation of committee and full Board oversight roles
•Regular talent and succession planning discussions

•Audit Committee oversight of financial risks, cybersecurity
•NCGCC oversight of nominating process and criteria, legal and regulatory compliance
•Compensation Committee oversight of compensation program, annual CEO evaluation

•Direct access by the Board to members of management, including Chief Compliance Officer
•Regular briefings on corporate governance practices and emerging corporate governance issues
•Monthly “teach-in” board sessions addressing key strategic areas

Executive Compensation Highlights
Our executive compensation philosophy is to directly align pay outcomes with Company performance, long-term stockholder value creation, and the attraction, retention and motivation of high-performing executives, while maintaining strong compensation governance and reinforcing our cultural values. The Compensation Committee reviews and approves the elements of our executive compensation program at least annually, with input from an independent compensation consultant and a focus on market competitiveness, pay-for-performance alignment and risk management. Our 2025 executive compensation program continued to reflect this philosophy by emphasizing at-risk, performance-based compensation tied to both annual and long-term financial and strategic objectives. A significant portion of total compensation is delivered through long-term equity incentives, aligning executives’ interests with those of our stockholders and promoting sustained value creation over time. Additional details regarding our executive compensation program are provided in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 41.

We believe the following practices and policies promote sound compensation governance and align the interests of our executives with those of our stockholders:

What We Do
Emphasize variable pay over fixed pay, with a significant portion tied to pre-established performance goals focused on long-term value creation	Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our executive compensation program design and pay decisions
Cap maximum vesting or payout levels under our incentive compensation awards, which are aligned with competitive market practices	Annually review and approve peer group for comparative compensation analysis
Conduct an annual advisory vote on the compensation of our NEOs	Maintain stock ownership guidelines for our executive officers and Board of Directors
Maintain anti-hedging and anti-pledging policies	Conduct annual risk assessment of all compensation plans and programs
Maintain a Clawback Policy applicable to cash incentive compensation and equity awards in the event of a financial restatement, consistent with SEC and Nasdaq requirements

What We Don't Do
No guaranteed or uncapped incentive payouts in our annual bonus plan	No option or stock appreciation rights granted below fair market value
No significant perquisites	No repricing or exchange of underwater options without stockholder approval
No tax gross-ups, other than for certain relocation expenses	No dividend equivalents on unearned restricted stock units or performance share units

The following table illustrates the elements of pay we currently employ, the manner in which we position these elements relative to the market and the objectives achieved by each element:

Element	Primary Objective	Determination Factors
Base Salary	•Attract and retain high-performing and experienced individuals •Provide steady source of income so executives can focus on the needs of the business	•Value of role in competitive marketplace •Value of role to the Company •Skills, experience and performance of individual compared to the market as well as others in the Company
Annual Cash Incentives	•Motivate executives to achieve challenging short-term performance goals •Align with annual financial objectives
•Target awards based on competitive marketplace, level of position, skills and performance of executive
•For 2025, the award to our CEO was based 100% on the achievement against certain corporate metrics:
•Health Plan Membership
•Adjusted Gross Profit
•Adjusted EBITDA minus Capital Expenditures
•For our other NEOs, 75% of actual awards was based on these corporate metrics, with 25% of actual awards based on achievement of individual and/or departmental goals
•Awards are subject to a 25% holdback and a modifier (-25% to +35%) to the subsequent payout, if any, based on the Company’s CMS Star Ratings, with potential payouts ranging from 0% to 200% of target bonus

Long-Term Equity Incentives
•Align executives’ interests with those of our stockholders
•Align with long-term business strategy
•Retain executive talent through multi-year vesting schedules
•Motivate sustainable performance that creates long-term value for stockholders
•Foster our purpose and values to build teams that think and act like owners

•Awards based on competitive marketplace, current value of unvested equity holdings, level of position, skills and performance of the executive
•For 2025, awards were issued 50% in the form of RSUs that vest over three years and 50% in the form of PSUs that have a three-year time-vesting period and are earned, if at all, based on achievement of the following metrics for the third year (i.e., fiscal year 2027):
oRevenue
oAdjusted EBITDA

For more information regarding our executive compensation program, please see “Compensation Discussion and Analysis—2025 Executive Compensation Program in Detail” beginning on page 48. For information regarding the 2025 compensation paid to our Named Executive Officers, please see “Executive and Director Compensation” beginning on page 57.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as Class II members of the Board at the Annual Meeting for a term expiring at the 2029 Meeting of Stockholders:

Jody Bilney

Director Since: 2022 Independent: Yes Age: 64	Ms. Bilney has served as a member of our Board since January 2022. Ms. Bilney served as the Chief Consumer Officer of Humana, Inc., a health insurance provider, from April 2013 until her retirement in March 2020. Prior to that, she served in various senior executive marketing roles with Bloomin’ Brands, Inc. from 2006 through March 2013, most recently serving as Executive Vice President and Chief Brand Officer. Prior to joining Bloomin’ Brands, she held senior executive positions with Openwave Systems, Inc., Charles Schwab & Co., Inc., and Verizon Communications, Inc. Ms. Bilney has served as a director of Cracker Barrel Old Country Store, Inc. since 2022. She previously served as a director of Chuy’s Holdings, Inc. from 2021 to 2024 and of Masonite International Corp. from 2014 to 2024. She also serves on various private-company boards in the health care and fitness industries and serves as an advisor to private equity firms. She earned a Bachelor of Science degree in Economics, with a minor in Marketing, from Clemson University. Ms. Bilney is a valuable member of our Board because of her leadership and industry-specific and marketing experience.

COMMITTEE MEMBERSHIPS
• Audit Committee

KEY EXPERIENCE & QUALIFICATIONS
• Executive Leadership	• Direct Consumer Markets Experience
• Health Care Industry Experience	• Social Media / Marketing Experience
• Audit Committee Experience

OTHER PUBLIC BOARDS
• Cracker Barrel Old Country Store, Inc.

David Hodgson

Director Since: 2014 Independent: Yes Age: 69	Mr. Hodgson has served as a member of our Board since 2014. Mr. Hodgson is a Managing Director, Vice Chairman, and a member of the Partnership Committee of General Atlantic. He joined General Atlantic in 1982 and has over 40 years of experience identifying and assisting portfolio companies worldwide in all areas of their development. Mr. Hodgson is a board member for multiple public and private companies. He is former Chair and current member of the Board of Trustees of Johns Hopkins Medicine. He serves on the board of directors of Johns Hopkins HealthCare and Johns Hopkins Medicine International. He is Chair of the Manhattan Theatre Club, serves on the Dartmouth President’s Leadership Council, is a member of the Advisory Council at Stanford Graduate School of Business, and serves as Chairman Emeritus of the board of Echoing Green. Mr. Hodgson is a Board Director of Royalty Pharma plc, HGH Finance Limited, Howden Group Holdings and TriNet Group, Inc. Mr. Hodgson has an MBA from Stanford Graduate School of Business (1982) and a Bachelor of Arts in Mathematics and Social Sciences from Dartmouth College (1978). Mr. Hodgson is a valuable member of our Board because of his private equity experience and his experience on other health care companies’ boards.

COMMITTEE MEMBERSHIPS
• NCGCC (Chair)

KEY EXPERIENCE & QUALIFICATIONS
• Health Care Industry Experience	• Capital Markets Experience
• Nominating/Governance Committee Experience
OTHER PUBLIC BOARDS
• TriNet Group, Inc.	• Royalty Pharma plc

Jacqueline Kosecoff

Director Since: 2017 Independent: Yes Age: 76	Dr. Kosecoff has served as a member of our Board since 2017. Since 2012, Dr. Kosecoff has served as a Managing Partner of Moriah Partners and also a Senior Advisor of Warburg Pincus. From 2002 to 2012, Dr. Kosecoff was a senior executive inside UnitedHealth Group-PacifiCare, which she joined as part of the acquisition of PacifiCare Health Systems in 2005, where she served as Executive Vice President. Upon joining UnitedHealth Group, Dr. Kosecoff was appointed Chief Executive Officer of OptumRx. Prior to joining UnitedHealth Group-PacifiCare, Dr. Kosecoff was founder, President and Chief Operating Officer of Protocare. Currently Dr. Kosecoff sits on the board of directors of TriNet Group, Inc. Additionally, Dr. Kosecoff served on the boards of directors of GoodRx Holdings, Inc. from May 2016 to June 2023; of Sealed Air Corporation from May 2005 to May 2021; of athenahealth, Inc. from July 2012 to February 2019; of STERIS, plc from October 2003 to July 2025; and Houlihan Lokey, Inc. from June 2016 to September 2025. Dr. Kosecoff holds a B.A. from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a doctorate from the University of California, Los Angeles. Dr. Kosecoff was appointed to serve on our board of directors because of her knowledge of Medicare Advantage and Medicare Part D, extensive experience in managing organizations and her experience serving on public company boards.

COMMITTEE MEMBERSHIPS
• Compensation Committee (Chair)	• NCGCC

KEY EXPERIENCE & QUALIFICATIONS
• Executive Leadership	• Direct Consumer Markets Experience
• Health Care Industry Experience	• Social Media / Marketing Experience
• Compensation Committee Experience

OTHER PUBLIC BOARDS
• TriNet Group, Inc.
Each nominee was recommended for re-election by the NCGCC for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.
Vote Required and Recommendation of the Board of Directors

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Shares not present at the Annual Meeting and broker non-votes have no effect on the election of directors. Abstentions are not applicable to this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE DIRECTOR NOMINEES.

Continuing Directors
The following members of our Board are serving terms that continue beyond the Annual Meeting:

Yon Jorden

Director Since: 2022 Independent: Yes Age: 71 Class: III Term Expires: 2027	Ms. Jorden has served as a member of our Board since January 2022. Ms. Jorden has served as a director, audit committee member and nominating and governance committee member of Cohu, Inc., a manufacturer of semiconductor equipment, since May 2021. Additionally, she has served as a director and finance committee member of Methodist Health System, a not-for-profit Texas-based hospital system, since 2008. Prior to her current roles, Ms. Jorden served as a director, audit committee chair and compensation committee member of Capstone Green Energy Corp., a microturbine manufacturer, from April 2017 to February 2025, and as director, audit committee member, compensation committee chair and nominating and governance committee chair for Maxwell Technologies, a manufacturer of energy storage and power delivery solutions, from 2008 to 2017. In addition, she also served as director and audit committee chair of Magnatek, Inc., a manufacturer of digital power control systems, U.S. Oncology, a privately held oncology services company, and BioScrip, a national provider of infusion and home care management solutions. During her business career, she served as chief financial officer of four publicly traded companies, including as Executive Vice President and Chief Financial Officer of AdvancePCS, a pharmacy benefits management company, from 2002 to 2004. Previously she was chief financial officer of Informix Corp. (now Ascential Software Corp.), a provider of information management software, Oxford Health Plans, a provider of managed health care services, and WellPoint, Inc., a managed care company. Earlier in her career, she was a senior auditor with Arthur Andersen & Co., where she became a Certified Public Accountant (inactive) in the State of California. Ms. Jorden is a Board Leadership Fellow of the National Association of Corporate Directors. She received her Bachelor of Science degree in Accounting from the California State University, Los Angeles. Ms. Jorden is a valuable member of our Board because of her extensive experience as a chief financial officer, her financial expertise and her experience as a director of multiple public and private companies.

COMMITTEE MEMBERSHIPS
• Audit Committee (Chair)

KEY EXPERIENCE & QUALIFICATIONS
• Executive Leadership	• Direct Consumer Markets Experience
• Health Care Industry Experience	• Social Media / Marketing Experience
• Audit Committee Experience

OTHER PUBLIC BOARDS
• Cohu, Inc.

John Kao

Director Since: 2014 Independent: No Age: 64 Class: III Term Expires: 2027	Mr. Kao has served as our Chief Executive Officer and as a member of our Board since 2014. Mr. Kao is our founder, and he was appointed as our Chief Executive Officer and to serve on our board of directors because of his extensive experience in managing organizations in the health care industry. Mr. Kao previously served as president of CareMore Medical Enterprises, Inc. (“CareMore”), which Mr. Kao and his partners acquired in 2006. In August 2011, CareMore was acquired by Wellpoint, Inc. Mr. Kao has also served as executive vice president at The TriZetto Group, and has served as president and CEO of the Ventures Division of PacifiCare Health Systems. While at PacifiCare, Mr. Kao was the chief financial officer at Secure Horizons USA. His earlier work included mergers and acquisitions with FHP International and investment banking with BancAmerica Securities, Inc. Mr. Kao received his Bachelor of Science degree from Santa Clara University and his MBA from the UCLA Anderson Graduate School of Management, where he was honored as a Venture Capital Fellow. Mr. Kao is qualified to serve on our Board because of his executive leadership experience and his extensive experience in the health care industry.

COMMITTEE MEMBERSHIPS
• N/A

KEY EXPERIENCE & QUALIFICATIONS
• Executive Leadership	• Direct Consumer Markets Experience
• Health Care Industry Experience
OTHER PUBLIC BOARDS
• N/A

Joseph Konowiecki Chairman

Director Since: 2014 Independent: No Age: 72 Class: III Term Expires: 2027	Mr. Konowiecki has served as chairman of the Board since 2014. From October 2022 to December 2023, he served in an executive role with the Company, leading strategic network and business development. Since 2009, Mr. Konowiecki has served as managing partner of Moriah Partners, LLC and is the founder and CEO of Advanced Sports Media Group. Mr. Konowiecki previously served as Chairman and CEO of Apollo Enterprise Solutions, Inc. Mr. Konowiecki was previously CEO of Future Solutions with UnitedHealth Group’s Ovations division. Mr. Konowiecki has also held the positions of general counsel and executive vice president corporate affairs at PacifiCare Health Systems, Inc. In addition, he is a founding partner of the law firm Konowiecki & Rank and served as a member of the RAND Healthcare Advisory Board. Mr. Konowiecki received a Bachelor of Arts degree in Political Science from the University of California, Los Angeles and a JD from Hastings College. Mr. Konowiecki was appointed to serve on our board of directors because of his extensive experience in managing organizations as an executive officer and representing organizations in the health care industry.

COMMITTEE MEMBERSHIPS
• Compensation Committee	• NCGCC

KEY EXPERIENCE & QUALIFICATIONS
• Executive Leadership	• Direct Consumer Markets Experience
• Health Care Industry Experience	• Regulatory / Public Policy Experience
• Nominating/Governance Committee Experience
OTHER PUBLIC BOARDS
• N/A

Margaret McCarthy Lead Independent Director

Director Since: 2020 Independent: Yes Age: 72 Class: I Term Expires: 2028	Ms. McCarthy has served as a member of our Board since December 2020 and as our Lead Independent Director in October 2022. Ms. McCarthy retired in June 2019 as executive vice president of CVS Health following the completion of CVS Health’s acquisition of Aetna in 2018. She served as Executive Vice President of Operations and Technology for Aetna from 2010 until 2018, where she was responsible for innovation, technology, data security, procurement, real estate and service operations. Prior to joining Aetna in 2003, she served in information technology-related roles at Cigna and Catholic Health Initiatives, among others. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young. She has served as a director of Marriott International since March 2019, of First American Financial since June 2015, and of American Electric Power Co. Inc. since April 2019. She was director at Brighthouse Financial from November 2018 until June 2021. She also served on various advisory boards, councils and private-company boards. Ms. McCarthy holds a bachelor’s degree from Providence College and a master’s degree in public health, hospital administration from Yale University. Given her extensive experience managing large groups of employees, complex processes and enterprise-critical technology, Ms. McCarthy brings to the board valuable insights into areas of critical import to our operations.

COMMITTEE MEMBERSHIPS
• Audit Committee	• Compensation Committee

KEY EXPERIENCE & QUALIFICATIONS
• Executive Leadership	• Direct Consumer Markets Experience
• Health Care Industry Experience
OTHER PUBLIC BOARDS
• American Electric Power Co. Inc.	• First American Financial Corp.
• Marriott International

Robbert Vorhoff

Director Since: 2014 Independent: Yes Age: 47 Class: I Term Expires: 2028	Mr. Vorhoff has been a member of our Board since 2014. Mr. Vorhoff is a Managing Director, Investment Committee member and the Global Head of Global Healthcare at General Atlantic, an investment management firm, in New York City. Before joining General Atlantic in 2003, Mr. Vorhoff worked at Greenhill & Co., an investment bank, first in the mergers & acquisitions and restructuring advisory group, then in the private equity group, Greenhill Capital Partners. Mr. Vorhoff is currently a board member of several private health care companies, including Equality Health, Included Health, Marathon Health, NationsBenefits, Suvida Helathcare, Eventus Whole Health, Author Health, U.S. Urology, and Legent Health, as well as several other private companies and nonprofit organizations. Mr. Vorhoff previously was a member of the boards of Align Networks, Alternate Solutions Health Network, A Place for Mom, eviCore Healthcare, Landmark Health, Oak Street Health, WelbeHealth, OneOncology, MedExpress, and Stellar Health. Mr. Vorhoff received a B.S. in Commerce with a concentration in Finance from the McIntire School of Commerce at the University of Virginia. Mr. Vorhoff is a valuable member of our Board because of his private equity experience and his experience on other health care companies’ boards.

COMMITTEE MEMBERSHIPS
• N/A

KEY EXPERIENCE & QUALIFICATIONS
• Health Care Industry Experience	• Compensation Committee Experience
• Capital Markets Experience
OTHER PUBLIC BOARDS
• N/A

Mark McClellan, M.D.

Director Since: 2014 Independent: Yes Age: 62 Class: I Term Expires: 2028	Dr. McClellan has served as a member of our Board since 2014. Dr. McClellan became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy and the Margolis Professor of Business, Medicine and Policy at Duke University in January 2016. He is also a faculty member at Dell Medical School at The University of Texas in Austin. Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies and as Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services (“CMS”) for the U.S. Department of Health and Human Services from 2004 to 2006 and as Commissioner of the U.S. Food and Drug Administration from 2002 to 2004. He served as a Member of the President’s Council of Economic Advisers and as Senior Director for Healthcare Policy at the White House from 2001 to 2002 and, during the Clinton administration, held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an Associate Professor of Economics and Medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan was the founding chair and currently serves as an advisor to the Reagan-Udall Foundation. He is also a member of the National Academy of Medicine, chairs the Academy’s Leadership Consortium: Collaboration for a Value and Science-Driven Learning Health System, and co-chairs the Guiding Committee of the Health Care Payment Learning and Action Network. He sits on the boards of directors of various nonprofit organizations including ResearchAmerica!, National Alliance for Hispanic Health, Institute for Accountable Care, PrognomIQ and United States of Care, as well as two public companies, Cigna Corporation and Johnson & Johnson. Dr. McClellan received his Bachelor of Arts degree from the University of Texas, his Masters of Public Administration and Medical Doctorate from Harvard University and his Doctor of Philosophy in Economics from Massachusetts Institute of Technology. Dr. McClellan is a valuable member of our Board because of his extensive experience in public health policy, his academic experience and background as both a regulator and government advisor.

COMMITTEE MEMBERSHIPS
• NCGCC

KEY EXPERIENCE & QUALIFICATIONS
• Health Care Industry Experience	• Clinical Practice
• Regulatory / Public Policy Experience
OTHER PUBLIC BOARDS
• Cigna Corporation	• Johnson & Johnson

Nomination Criteria and Director Experience
Identifying Nominees for Directors
The Board has delegated an established screening process for director nominees to the NCGCC, with counsel from our Chairman, our Lead Independent Director, our Chief Executive Officer, and outside consultants as appropriate. The goal of the screening process is to assemble a group of potential board members with deep, varied experience, sound judgment, and commitment to the Company’s success.
The NCGCC regularly assesses the appropriate size of the Board, the areas of expertise required to effectively contribute to the Board process, and whether any vacancies are anticipated. It also annually assesses the director qualification criteria to ensure the Board has appropriate skill composition consistent with the Company’s long-term business, operations goals, growth strategy and risks. This includes (i) qualifications or characteristics that are expected and befitting of all directors and (ii) specific skills, experience or qualifications that should be represented collectively on our Board. As a result of its analysis, the NCGCC may recommend to the Board a need for an additional director, Board refreshment for certain requisite skills and qualifications, and/or the replacement of an existing director for other credible reasons. The self-identification process may also incorporate responses, as appropriate, from the Board’s annual individual self-evaluations. Such evaluations require each director to honestly reflect upon and recount their personal contributions to the Board in the prior year and to provide feedback regarding their performance, the overall Board performance and the performance of certain other key Board positions. See “Corporate Governance—Board Evaluation Practices.”
The NCGCC will consider qualified candidates for director nominees suggested by the Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Chief Legal & Administrative Officer of the Company at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868. Submissions should include the information about the director candidate and the stockholder making the submission that would otherwise be required by Article II, Section 11(b) of our Bylaws if the stockholder was nominating the individual for election to our Board. Submissions received that include such information, and provided that the recommended candidate meets the criteria described above, are forwarded to the NCGCC for further review and consideration. The committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on our Board. Stockholders suggesting director candidates for consideration by our Board in connection with the 2027 annual meeting of stockholders should provide their submission pursuant to the deadlines described above under “Commonly Asked Questions and Answers About the Annual Meeting.” The NCGCC does not intend to evaluate candidates proposed by stockholders any differently from other candidates.
As part of the process of identifying appropriate director candidates, the NCGCC formally reviews each director’s continuation on the Board every three years. As part of its formal review of directors, the NCGCC considers all factors which it deems appropriate, including director performance, any other directorships held by the director, whether the director undertook continuing director education, the evolving needs and composition priorities of the Board and any other criteria approved by the Board. The results of these evaluations inform the NCGCC’s recommendations to the Board regarding renomination and Board refreshment.
Director Skills and Qualifications
The NCGCC has identified qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The NCGCC recognizes that our Board should represent a diverse group of experience, skills and other qualities, and as a collective group should have expertise in certain substantive areas including: corporate governance, finance/capital markets, board of directors experience, health care industry experience, clinical practice, CEO or other C-suite experience with significant business acumen, direct to consumer marketing, diversity, experience with complex organizations, technology/business processes, government relations, public policy and/or regulatory knowledge and other skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company. Certain directors or director nominees may possess expertise in the designated areas, however a director or director nominee need not individually possess the experience, skill or other requisite qualification in all areas. Among other key areas, the NCGCC seeks directors with the following types of experience:
•Leadership experience. We believe that directors who have held significant leadership positions over an extended period provide the Company with unique insights. We believe such people have the ability to identify and develop leadership qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and they know how to drive change and growth.

•Technology and business process experience. We seek directors with backgrounds in technology because our success depends on developing our data-driven approach to care and introducing it into new markets. We also value expertise in business processes as we continue to build into new markets and scale our operations, as well as expertise in data privacy and cybersecurity matters which represent important elements of our risk management strategy.
•Financial experience. We believe that an understanding of finance and financial reporting processes is important for our directors, as we measure our operating performance by reference to certain financial goals, including non-GAAP measures. Accurate financial reporting and robust auditing are critical to our success. We seek to have a number of directors who qualify as audit committee financial experts and we expect that all of our directors will be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.
•Industry experience. We seek to have directors with experience as executives or directors or in other leadership positions in the Medicare Advantage space. We believe that this experience will help us effectively enhance our product offerings and successfully enter new markets.
•Regulatory experience. Because we operate in a heavily regulated industry, we seek directors with significant government regulatory experience.
•Marketing experience. As a consumer-facing business that is seeking to grow organically through new product offerings and in new markets, having directors with significant marketing experience is important to us.
Additionally, director nominees must possess high integrity and ethical standards; standing and reputation in the individual’s field; risk oversight ability with respect to the particular skills of the individual director; understanding of and experience with complex public companies or like organizations; and ability to work collegially and collaboratively with other directors and management. The NCGCC charter requires that candidates are to be selected for, among other things, their independence, diversity of experience, demonstrated leadership and the ability to exercise sound judgment.
The NCGCC developed and maintains a skills matrix to assist in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board as a whole. The skills matrix is consistent with the Company's long-term strategic plan and is regularly reviewed and updated by the NCGCC. The NCGCC evaluates Board candidates against the skills matrix on an annual basis to determine whether to recommend candidates for initial election to the Board and whether to recommend currently serving directors for reelection to the Board. The NCGCC has determined that our Board collectively satisfies all of the above criteria, complementing each other’s skills, background and perspectives to create a collection of diverse, knowledgeable and experienced directors.

The following chart represents the skills matrix as currently constituted by the NCGCC:

CORPORATE GOVERNANCE
Board and Corporate Governance Highlights
We are committed to governance practices that promote the long-term interests of our stockholders, strengthen Board and management accountability and continue to build trust in our Company. Our governance framework is described throughout this proxy statement and includes the following highlights:

Board Structure & Composition
•7 of 9 Directors, and all Board Committee members, are independent
•Board composed of a mix of long-tenured and new directors
•Directors reflect a variety of experiences and skills that give the Board the collective capability necessary to oversee the Company’s activities

•Lead Independent Director empowered with agenda-setting authority and active involvement in oversight of Board functions, elected annually by the independent directors
•Active and empowered committee chairs, all of whom are independent

•Annual assessment and determination of optimal Board leadership structure
•Commitment to Board diversity of perspective, gender, and race or ethnicity
•Directors attended about 96% of Board and Committee meetings combined in 2025

Good Governance Practices
•Ongoing Board assessment and refreshment led by the NCGCC
•Annual Board and Committee self-assessments
•Insider trading policy, including prohibitions on pledging and short-sales
•Incentive-based compensation clawback policy
•Regular executive sessions of the independent directors at meetings of the Board, without management present •Officer and director stock ownership requirements •Code of Conduct overseen by Board	•Robust stockholder engagement program, with the participation of our Chairman, to share our perspectives and solicit feedback
Board Operations and Oversight
•Active board oversight of strategic planning
•Robust oversight framework to assess and manage risks
•Committee charters provide clear allocation of committee and full Board oversight roles
•Regular talent and succession planning discussions

•Audit Committee oversight of financial risks, cybersecurity
•NCGCC oversight of nominating process and criteria, legal and regulatory compliance
•Compensation Committee oversight of compensation program, annual CEO evaluation

•Direct access by the Board to members of management, including Chief Compliance Officer
•Regular briefings on corporate governance practices and emerging corporate governance issues
•Monthly “teach-in” board sessions addressing key strategic areas

Board Composition and Director Independence
Our business and affairs are managed under the direction of our Board, which is composed of nine directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class II directors are Ms. Bilney, Mr. Hodgson and Dr. Kosecoff, who are nominees for election at the Annual Meeting to a three-year term ending at our annual meeting of stockholders in 2029, our Class III directors are Ms. Jorden, Mr. Kao and Mr. Konowiecki, who will serve until our 2027 annual meeting of stockholders, and our Class I directors are Ms. McCarthy, Dr. McClellan and Mr. Vorhoff, who will serve until our 2028 annual meeting of stockholders. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. In addition, our certificate of incorporation provides that directors may be removed for cause and only upon the affirmative vote of stockholders representing at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of the then-outstanding shares of voting stock, at a meeting of our stockholders called for that purpose.
Our Board has also determined that all directors (except Mr. Kao, our Chief Executive Officer) meet the requirements to be independent directors. In making this determination, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence.
We were party to an Amended and Restated Stockholders Agreement, dated as of April 30, 2024, with affiliates of General Atlantic ("GA") that provided GA the right to designate nominees for election to our Board. The Stockholders Agreement was terminated as of March 4, 2026.
Board Leadership Structure
We structure leadership of our Board in a manner that we believe is best suited to benefit the Company and its performance. We separate our chair of the Board (the “Board Chair”) and Chief Executive Officer to ensure that the Board maintains robust, independent processes with respect to oversight of our business and affairs. The Board Chair has the following duties:

Duties of our Board Chair
•Presides as chair of regular sessions of the Board and manages overall Board process
•Sets Board meeting agendas and approves materials distributed to Board
•Leads response of Board to risks and opportunities and may call special meetings
•Meets directly with other members of the Board as needed •Oversees board engagement and continued education •Partners with the NCGCC in director selection process and enterprise risk management	•Engages regularly with stockholders and presides over annual meeting of stockholders •Partners with the Compensation Committee to structure and implement the annual evaluation of our CEO
From October 2022 to December 2023, our current Board Chair, Mr. Konowiecki, assumed a role as an executive officer leading our strategic network and business development. Given his longstanding role as Board Chair, his expertise in the health care industry and his strong oversight of the Company’s legal, compliance and risk management functions, among others, the Board determined that it would be appropriate and in the best interests of the Company and its stockholders for Mr. Konowiecki to serve concurrently as the Board Chair during the term of his employment. Upon Mr. Konowiecki’s appointment to the executive role, in order to reinforce the independence of our Board in its guidance of the Company’s strategic direction and its oversight role, the Board also appointed Ms. McCarthy to serve as a lead independent director (“Lead Independent Director”). In considering her appointment, the Board determined that Ms. McCarthy’s expertise, independence and integrity qualified her to serve as Lead Independent Director. Although Mr. Konowiecki is no longer an employee of the Company, the Board has determined to continue the Lead Independent Director role at this time to further enhance independent Board leadership, strengthen oversight and governance practices, and provide an additional channel for independent director coordination and stockholder engagement. The Board determined that the Lead Independent Director would have the following duties and authority:

Duties of our Lead Independent Director
•Provides input on Board meeting agendas and schedules and materials distributed to the Board
•Presides over periodic meetings of the Company’s independent directors
•Consults directly with significant stockholders, upon request

•Serves as a liaison between our Board Chair, CEO and other management, on the one hand, and the independent directors, on the other
•Assumes leadership role in the Board’s annual evaluation of its composition, processes and design
•Participates in and oversees the annual evaluation of our CEO •Consults directly with Company management as appropriate •Such additional duties as our Board may otherwise determine and delegate

Collectively, we believe that our Board Chair and Lead Independent Director are well positioned to objectively evaluate and oversee management’s performance, ensure management accountability, implement and enforce strong corporate governance and align management with the best interests of the Company and its stockholders.

The Board believes the advisability of having separate or combined Board Chair and Chief Executive Officer positions is dependent upon the strengths of the individual or individuals that hold these positions and the most effective means of leveraging these strengths, to lead the Board, set Board agendas, augment the Company’s strategic efforts, support management, and identify and oversee key risks in light of the challenges and circumstances facing the Company, which may change over time. At any time during which the Chief Executive Officer and Board Chair positions are combined, or during which the Board Chair is not independent, the Board would appoint a Lead Independent Director. Our stockholders would be notified promptly upon the occurrence of any changes to our current Board leadership structure. We are continually seeking stockholder input on important matters, including our governance structure, through our stockholder engagement program.
The independent directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so at each regularly scheduled quarterly Board meeting. Our Board leadership structure also includes active and empowered committee chairs, who lead oversight of specific risk areas, regularly provide reports and make recommendations to the Board and who consult directly with members of Company management on a variety of matters.
The Board’s Role in Risk Oversight
One of our Board’s key functions is informed oversight of our risk management process. Our Board administers this oversight function directly as well as through the Board’s standing committees. Our officers are responsible for day-to-day management of the material risks that the Company takes. Management and the Board and committees view their respective risk management roles, and the collaboration amongst them in the identification, oversight, evaluation and management of risk, as paramount to the Company’s short-term viability and long-term sustainability.

Board of Directors
The Board as a whole has overall responsibility for risk oversight. It routinely monitors the nature and severity of significant risk exposures, potential mitigation measures and the quality and effectiveness of our enterprise risk management (“ERM”) program. On at least a quarterly basis and more frequently as needed, our Board and committees assess the Company’s risk environment, consult with management and relevant outside advisors, review and analyze key risk areas, including new business, financial, operations and compliance, and analyze regulatory developments affecting such risks. Oversight includes both short-term operational risks and long-term strategic risks.

Nominating, Corporate Governance and Compliance Committee	Audit Committee	Compensation Committee
•Has primary responsibility for oversight of our ERM program, consults with management and other Board committees as needed.
•Oversees governance risks, such as director independence and conflicts of interest.
•Monitors our health care and other legal compliance activities, including regulatory audits and other touchpoints.

•Oversees our major financial risk exposures and management actions to monitor and control these exposures.
•Oversees the performance of our external auditors and internal audit function.
•Monitors risk related to data privacy and cybersecurity.

•Assesses and monitors risks related to our compensation policies and programs, such as retention risk.
•Oversees management incentives and potential for excessive risk taking.
•Responsible for management succession risk and planning.

Management
•Manages day-to-day risk and regularly confers with the Board and committees regarding the risks and risk management processes.
•Systematically monitors risk exposure and mitigation planning through an ERM committee, a broad, interdepartmental group led by the Company’s Chief Compliance & Privacy Officer and Director, Enterprise Risk Management, and including, among others, our CEO, CFO and at least one independent member of the Board.

Both our Board and our Board committees receive periodic and incidental reports as matters may arise directly from our Chief Compliance and Privacy Officer, our Chief Legal & Administrative Officer, and our accounting personnel overseeing our internal audit function. Our Chief Compliance and Privacy Officer reports to our President, and our Chief Legal & Administrative Officer reports to our Chief Executive Officer. Such reports include information regarding potential violations of our Code of Conduct, our ethics hotline activity and other complaints we may receive regarding potential ethics violations or our financial controls, accounting and other auditing matters.
Our approach to risk oversight takes into account the immediacy of the risk assessed and its potential severity. Management and our committee chairs are responsible for promptly reporting findings regarding material risk exposures to the Board. Our Board, with leadership from the NCGCC, assesses, at least annually, our committee structure and the appropriateness of delegation of particular areas of risk oversight to such committees.

The Company’s risk oversight process is also integrated into the Company’s disclosure controls and procedures, including risk disclosures contained within our Annual Report on Form 10-K. The Company utilizes a cross-functional enterprise team to review and draft the Company’s disclosures, including a Disclosure Committee that provides reports to executive management and the Board.
Management and the Board and Board Committees engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing the Company. These outside advisors include the Company’s independent registered public accounting firm, external legal counsel and insurance providers, and the independent compensation consultant retained by the Compensation Committee.
Board Committees
The composition, duties and responsibilities of our committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities. Our current Board committee composition is as follows:

Board Member	Audit Committee	Compensation Committee	NCGCC
Jody Bilney	M
David Hodgson			C
Yon Jorden	C#
John Kao
Joseph Konowiecki
Jacqueline Kosecoff		C	M
Margaret McCarthy	M	M
Mark McClellan			M
Robbert Vorhoff		M
M = Committee Member     C = Committee Chair     # = Financial Expert
Audit Committee

Current Members: •Jody Bilney •Yon Jorden (Chair) •Margaret McCarthy Number of 2025 Meetings: 9
We comply with the audit committee requirements of the SEC and Nasdaq, which require that the Audit Committee be composed entirely of independent directors. Our Board has determined that each of the current members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. In addition, our Board has determined that Ms. Jorden is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our Board. Furthermore, by virtue of her designation as an “audit committee financial expert,” Ms. Jorden meets the applicable “financial sophistication” requirement of the Nasdaq listing standards.
The written charter for our Audit Committee is available on the investor relations section of our website at https://ir.alignmenthealth.com/. The Audit Committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•reviewing the adequacy of our internal control over financial reporting;
•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•overseeing all matters related to the Company’s program, policies, and procedures related to information technology systems, data protection and cyber security;
•reviewing the adequacy and effectiveness of our disclosure controls and procedures;
•preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement; and
•reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.
The Audit Committee has the sole authority, at its discretion, to engage independent counsel and other advisors as the committee deems necessary to carry out its duties.
Compensation Committee

Current Members: •Jacqueline Kosecoff (Chair) •Margaret McCarthy •Robbert Vorhoff Number of 2025 Meetings: 6
All members of our Compensation Committee are independent as defined by Section 10(c) of the Exchange Act, Rule 10C under the Exchange Act and the applicable Nasdaq rules.
The written charter for our Compensation Committee is available on the investor relations section of our corporate website at https://ir.alignmenthealth.com/. The Compensation Committee’s responsibilities include:
•annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;
•evaluating the performance of our executive officers in light of such corporate goals and objectives and determining and approving the compensation of our executive officers;

•conducting the independence assessment outlined in applicable rules with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•overseeing and administering our compensation and similar plans;
•reviewing and making recommendations to our Board with respect to director compensation; and
•reviewing and discussing with management the compensation discussion and analysis and other compensation-related disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.
The Compensation Committee has the sole authority, at its discretion, to retain and terminate compensation consultants to assist in the evaluation of director or executive officer compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The Compensation Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Nominating, Corporate Governance & Compliance Committee

Current Members: •David Hodgson (Chair) •Jacqueline Kosecoff •Mark McClellan, M.D. Number of 2025 Meetings: 4
All members of our NCGCC are independent as defined by applicable Nasdaq rules.
The written charter for our NCGCC is available at the investor relations section of our corporate website at https://ir.alignmenthealth.com/. The NCGCC’s responsibilities include:
•developing and recommending to our Board criteria for board and committee membership;
•identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•developing and recommending to our Board best practices and corporate governance principles;
•reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board;
•overseeing the Company’s major risk exposures, including financial, operational, privacy, security, business continuity and legal and regulatory risks and the Company’s risk assessment and risk management policies;
•overseeing the annual evaluation of the Board and its committees and reporting the results of such evaluation, including any recommendations for proposed changes, to the Board; and
•overseeing compliance with the laws and regulations applicable to the Company’s business, including, without limitation, Centers for Medicare and Medicaid Services rules, fraud and abuse laws, and state health plan licensure requirements.

The NCGCC has the sole authority, at its discretion, to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.
Board Oversight of Corporate Responsibility and Sustainable Business Practices
Following the closing of our initial public offering (“IPO”) in March 2021, we began to more formally align our efforts with our long-standing commitment to operating in a responsible and sustainable manner that considers the interests of all our stakeholders. Our Board has formally designated our NCGCC with the responsibility for Board-level oversight of the Company’s practices related to corporate responsibility, sustainability reporting and stakeholder engagement. In addition, our executive management team established a steering committee to guide the integration of these efforts with our long-term business strategy.
Our Mission and Values
Alignment Healthcare was founded in 2013 with one mission in mind: improving health care one senior at a time. We pursue this mission by relentlessly focusing on our core values:
•put the senior first;
•support the doctor;
•use data and technology to improve care; and
•lead with a serving heart.
We created Alignment after our own families faced frustrating experiences within the fragmented health care system. Without an advocate to create an integrated, high quality health care experience for them, our loved ones were left to navigate a care delivery and insurance landscape fraught with confusion and complexity. Seniors across the country are systemically and disproportionately impacted by the lack of care coordination, transparency and clear information. Furthermore, they are disadvantaged by misaligned incentives that dominate today’s health care system. As one of our most vulnerable populations, seniors across America need and deserve better. We put our combined decades of health care experience to work to create the Alignment model, incorporating best practices learned over our years serving seniors. Through the combination of this experienced, mission-driven team with purpose-built technology, we have found a way to address the unmet health and wellness needs of seniors. We aim to bring this senior-first health care experience to millions in the United States, become the most trusted senior health care brand in the country, and ultimately “do well by doing good.”
Our Impact Focus: Serving People, Serving Consciously and Serving Responsibly
Our company name, Alignment Healthcare, reflects one of our founding principles: to align all stakeholders in the health care ecosystem around doing what is best for the senior. Our belief in the importance of alignment goes beyond our business model—we believe it’s the right thing to do. In order to achieve our mission and sustain business excellence, we approach each aspect of our business and operations with integrity, corporate responsibility, and ethics in mind to protect and enhance the interests of each of our stakeholders—every one of our seniors and their families, our regulatory constituents including CMS, our team of passionate employees and clinicians, our external provider and delivery system partners and our stockholders.
We believe that proactively managing our impacts supports our mission and reflects our commitment to best serve the long-term interests of our stakeholders. It also promotes long-term value creation for our stockholders and other stakeholders. The three pillars to our approach are:

•Serving People – We are committed to serving our members, health care providers, employees, caregivers and broader communities. Our employees are our most valuable asset, and we are dedicated to creating an organization where they feel a sense of engagement and belonging. See “—Human Resources” below. We work together and put our members first in everything we do, and we strive to support our health care providers with the tools and resources needed to provide the best care.
•Serving Consciously – Our company is focused on understanding and improving our carbon footprint to mitigate our environmental impact as well as expanding telehealth and supporting hybrid and remote work.
•Serving Responsibly – We are committed to maintaining a high level of transparency and accountability across our operations. Our Board of Directors includes a strong and diverse mix of experienced business leaders and is committed to providing effective oversight of the Company’s activities.
Our aim is to continue fortifying each pillar and to operate with transparency in a way that always puts seniors first, and respects all people, communities and the environment.
Serving Seniors with Our Differentiated Model
Medicare Advantage allows one entity to influence the entirety of a senior’s health care experience through a singular, direct-to-consumer product. Our value of acting with a serving heart supports our efforts to drive the convergence between traditional Medicare Advantage benefits with social determinants of health and consumerism, ultimately for the long-term well-being of our seniors.
We contract with CMS under the Medicare Advantage program to provide health insurance coverage to Medicare-eligible people in exchange for a payment per member per month ("PMPM"). The economic construct of the Medicare Advantage program is designed to reward plans that achieve the triple aim of high-quality care, low costs and a better experience. Under these value-based contracts, we assume the economic risk of funding our members’ health care, supplemental benefits and related administration costs. By transferring the economic risk to managed care companies like Alignment, CMS has enabled us to focus on proactive, cross-disciplinary care targeted at improving health outcomes and lowering unnecessary health care expenditures. Due to the competitive nature of CMS’s bidding system, only those plans that are able to provide low cost and high-quality outcomes will be able to offer enhanced benefit options, which is critical to achieving sustainable membership and growth on a long-term basis. This value-based business model capitalizes on health outcomes, not fees, and is designed to serve all members while emphasizing preventative care and benefits.
We achieve our differentiated outcomes through the utilization of AVA®, our proprietary technology platform. AVA leverages a vast amount of data to curate insights which we use to allocate health resources to our members, driving the creation of an end-to-end, low-cost, high-quality care model. Our focus on driving clinical care through our employed clinical teams to high-risk members, while supporting and enabling preventive care through our network of providers for the remaining population, allows our value-based care model to optimize the utilization of resources and strengthen sustainability of our product offering. Our improved health outcomes allow us to provide individualized, supplemental benefits and products that meet the needs of our seniors, including critical-health support, transportation services, financial support for groceries and non-prescription products, and demographic-based and culturally relevant resources.
Human Resources
We are focused on building a company that is transforming health care by putting seniors first, and our employees are critical to our success. Our human capital strategy focuses on meeting business objectives by attracting, developing, engaging, and retaining a high-performing, diverse workforce. As of

December 31, 2025, we had 1,849 full-time employees in addition to seasonal employees who assist with the Medicare annual enrollment period.
Each year, we conduct an employee survey to further enhance employee engagement and productivity. We also implement rigorous employee training protocols to help ensure our teams operate with rigor, ethics and compliance in mind.
We recognize that an inclusive workplace is crucial as we scale and build our high-performing team. All aspects of our inclusive culture continue to be embedded in each aspect of our processes, programs, and structures that drive our talent lifecycle: attraction, recruitment, onboarding, development, and retention efforts. Our efforts to recruit for excellence are reflected in the composition of our current employee workforce and Board of Directors, which are comprised of a diverse group of highly qualified individuals that represent top talent in the industry. As of December 31, 2025:
•74% of our employees were female
•70% of our employees were ethnically diverse
•22% of our executive team was ethnically diverse
•11% of our executive team was female
•22% of our Board of Directors was ethnically diverse
•44% of our Board of Directors was female
The future success of our company will depend, in part, on our continued ability to attract, develop and retain the best talent as we grow and scale the organization. Our talent acquisition and management strategies are designed to ensure that we create and develop a pipeline of outstanding physicians, clinical employees, and business leaders. A key component of our corporate sustainability and success is learning and development. We are intentional in our efforts to provide all employees opportunities to grow. Our training and development programs for employees focus on enhancing and developing talent within the Company. All of our employees can access the training of their choice on-demand through our learning and development platform. We are currently designing additional training programs and resources for both new hires and longer-tenured employees that will educate them on critical functional areas within the organization.
Our compensation and incentive plans are designed to attract, retain and reward employees by granting cash-based performance and stock-based awards. By motivating individuals to achieve business objectives and perform to the best of their abilities, they support the success of the Company and the increase of stockholder value. We also provide comprehensive medical benefits, a positive work/life balance, generous paid time off, and health and wellness programs. We regularly evaluate each aspect of compensation and benefits to ensure they align with the market and our peers.

Our current workforce model embraces working in a hybrid-remote fashion. Our workforce strategy enhances our ability to attract the best talent nationally, allowing us to serve our members where they live and continue to provide our employees with a healthy work-life balance.
Our Board of Directors believes that human capital management is an essential component of our continued growth and success. Management regularly reports to our Board for input on important decisions related to human capital, including corporate culture, safety, compliance, talent management, organizational development, compensation and benefits.

Protecting Data Privacy
As we are a company that leverages data, technology and analytics to improve health care, we invest in long-term solutions to address current and foreseeable risks and threats to data security and privacy, while also enabling technological development that enhances the member experience. We recognize the critical importance of developing, implementing, and maintaining robust cybersecurity measures to safeguard our information systems and protect the confidentiality, integrity, and availability of our data.
We have designed and deployed an international-award-winning comprehensive cybersecurity risk management program that is embedded in our broader risk management framework, all of which is overseen by our Board of Directors. Our program is designed to include ongoing assessment of our critical assets; detection and analysis of potential threats; timely management of identified security risks; and prompt remediation planning and implementation. To successfully operate and monitor our security readiness, we maintain a data security and privacy team with substantial real-world experience to detect and respond to cybersecurity threats. Our multi-layered security is bolstered by technologies and partners and includes annual employee and vendor security awareness trainings, enhanced access control, data loss protection and vulnerability management, among other technical and process security controls. Our proprietary data architecture, AVA, incorporates high security controls around member data. Our information security program considers how attackers are using emerging technologies (such as artificial intelligence) to help inform our defensive tactics. Our team also regularly reviews emerging product technology to improve our capabilities.
Our data security and privacy program is overseen by our Chief Information Security Officer, who is responsible for the prevention, detection, mitigation, and remediation of cybersecurity incidents and reports to our Chief Information Officer and Audit Committee of the Board. Our Chief Information Security Officer has served in that role since December 2022, has over 27 years of diverse leadership experience in the health care information space (including over 21 years as a certified information systems security professional and chief information security officer) and holds advanced degrees in information technology management, computer science and business administration. The CISO is continually informed about the latest developments in cybersecurity, including potential threats and innovative risk management techniques. The CISO implements and oversees processes for the regular monitoring of our information systems. This includes the deployment of advanced security measures and regular system audits to identify potential vulnerabilities. In the event of a cybersecurity incident, the CISO is equipped with a well-defined incident response plan. This plan includes immediate actions to mitigate the impact and long-term strategies for remediation and prevention of future incidents.
We hold HITRUST certification, an externally validated credential that represents the gold standard for security and privacy compliance frameworks in the health care industry. Through our data security and privacy program and policies, we adhere to the requirements of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), other federal regulations and best practices within the health care industry. Moreover, our risk analysis methodology is consistent with ISO 27001, the Federal Information Security Management Act and the U.S. Department of Commerce National Institute of Standards and Technology and Center for Internet Security Special Publication 800-66.
Our strict protection and security measures have resulted in zero security incident-related disruptions or downtime to our business continuity. However, there is no guarantee that a future security incident would not materially affect our business strategy, results of operations or financial condition.
Our information security program is under nearly constant third-party review as part of Sarbanes-Oxley compliance and the HITRUST certification process, including independent third-party penetration testing of all information technology assets at least annually and assessment of our vulnerability to ransomware. Multiple industry-standard third-party tools are utilized to detect vulnerabilities.

Alignment is a member of the Healthcare Information Sharing and Analysis Center (Health-ISAC) operated by the U.S. Department of Health and Human Services and the Department of Homeland Security and is affiliated with the FBI InfraGard program, providing deep, actionable intelligence regarding health care security and privacy threats and countermeasures. We continuously monitor the Health-ISAC reporting to anticipate and respond to potential threats.
We rely on third-party vendors to provide supplemental benefits to our members and for a variety of other key business functions. Accordingly, our vendor onboarding process includes a comprehensive security assessment. Moreover, at least quarterly, we assess the risks from cybersecurity threats relating to each of our member-facing and other key third-party service providers with whom we share protected health information, personal identifying information and confidential information. We generally require our suppliers to adopt security-control principles based on industry-recognized standards and we seek audit rights over their security protocols.
Stockholder Engagement
We are committed to effective corporate governance that is designed to promote the long-term interests of our stockholders. We proactively engage with stockholders and other stakeholders throughout the year to learn more about their perspectives on significant issues, including company performance and strategy, executive compensation and governance matters. This engagement helps us better understand stockholder priorities, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. Our senior management and investor relations teams maintain regular contact with a broad base of investors through quarterly earnings calls, investor conferences and roundtables and individual meetings. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and share this feedback with our Board, as appropriate.
Family Relationships
There are no family relationships between any of our executive officers or directors.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, our Compensation Committee was composed of Dr. Kosecoff, Ms. McCarthy and Mr. Vorhoff. None of the directors who served on our Compensation Committee at any time during fiscal 2025 were officers or associates of the Company or were former officers or associates of the Company. Further, none of the members who served on our Compensation Committee at any time during fiscal 2025 had any relationship with our Company requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Party Transactions.”
None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Code of Business Conduct and Ethics
We adopted a written code of business conduct and ethics that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the investor relations section of our corporate website at https://ir.alignmenthealth.com/. To the extent required by applicable rules adopted by the SEC and Nasdaq, we intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, in this location on our website at https://ir.alignmenthealth.com/.

Insider Trading Policy; Hedging and Other Transactions
Our Insider Trading Policy prohibits all officers, directors, employees, family members and affiliated parties from buying, selling or engaging in transactions in our securities at any time while aware of material non-public information about the Company. It also prohibits them from disclosing material non-public information to persons outside the Company, i.e., “tipping.” These prohibitions apply to purchases and sales, as well as other types of transactions such as gifts, loans, contributions to a trust and broker-assisted cashless exercises of stock options.
Although we discourage speculative hedging transactions, under our Insider Trading Policy, we permit long-term hedging transactions that are designed to protect an individual’s investment in Company securities (i.e., the hedge must be for at least six months and relate to stock or options held by the individual). If an employee wishes to engage in any such transaction, the employee is required to pre-clear it in accordance with the procedures described in our Insider Trading Policy (even if the employee is not one of the persons otherwise required to submit his or her transaction in Company securities to pre-clearance). Alignment personnel and related parties are prohibited from purchasing Company securities on margin, pledging or otherwise granting a security interest in Company securities in margin accounts, engaging in short-sales and buying or selling puts, calls, options or other derivatives in respect of securities of the Company. We believe our Insider Trading Policy, and the processes we have implemented for the Company, are reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and listing standards. The foregoing summary of our Insider Trading Policy is qualified in its entirety by reference to the full text of the Insider Trading Policy, which was filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and is incorporated herein by reference.

Board Evaluation Practices
The Board is committed to a rigorous self-evaluation process. Through evaluation, directors annually review the Board’s performance, including areas where the Board feels it functions effectively, and most importantly, areas where the Board can improve. The NCGCC, with additional leadership from our Chairman and Lead Independent Director, initiates the annual Board evaluation process. We believe that having a review process for the Board and each committee helps to (i) ensure an adequate representation of requisite skills; (ii) encourage high levels of engagement from directors; and (iii) strengthen the overall effectiveness of our Board. These evaluations are typically in written form, although they may also be in oral questionnaire form and may be administered by Board members, management or third-party consultants.

Review of Evaluation Process	The NCGCC develops and oversees an annual self-evaluation process of the Board and its committees and determines the content of the evaluation questionnaires. The NCGCC may also consider whether to engage third-party consultants.
Questionnaires
The Board evaluation typically consists of a written questionnaire containing qualitative scaled and open-ended questions related to the effectiveness of the Board during the prior year. The questionnaire hones in on specific areas of responsibility and critical attributes of the Board in order to solicit candid feedback from each director. Questionnaires include topics such as:
•Board Performance
•Board Composition, Skills and Diversity
•Board and Committee Meetings and Structure
•Management Relations
•Risk Oversight by Board and Committees
•Process and Resources
•Board Culture
The questionnaire also seeks practical input as to what the Board is doing well, areas in which the Board could improve and any undertakings that the Board should commence or terminate.
Another benefit of the questionnaire is that it allows each Board member to evaluate the effectiveness of the Chairman of the Board and the Lead Independent Director.

Board Review	Results of the evaluations are shared with the Chairman of the Board, the Lead Independent Director and the Chairman of the NCGCC and then later discussed with the entire Board in an aggregated manner.

Each of our Board committees similarly engages in an annual performance evaluation and a general charter adequacy review. Each committee is responsible for determining the manner of evaluation and for carrying out the evaluation. Further, the Board evaluation questionnaire includes a section specifically concerning Board committee structure and performance, which is an opportunity for Board members to provide feedback on each committee, regardless of their individual committee membership.
Board and Committee Meetings
For the year ended December 31, 2025, our Board held five meetings. Our Audit Committee, Compensation Committee and NCGCC held nine, six and four meetings, respectively during the year ended December 31, 2025. In 2025, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company (held during the period for which he or she was a director) and (2) the total number of meetings of all committees of the Board of Directors of the Company on which the director served (during the periods that he or she served). Directors are encouraged to attend the annual meeting of stockholders and expected to attend all or substantially all of the Board meetings and meetings of committees on which they serve.
Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
Alignment Healthcare, Inc.
1100 W. Town & Country Rd., Suite 1600
Orange, CA 92868
ATTN: Board of Directors
c/o Chief Legal & Administrative Officer
Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Alignment will receive the communications and process them before forwarding them to the addressee. Alignment may also refer communications to other departments within the Company. Alignment generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Alignment.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Alignment as of April 24, 2026:

Name	Age	Position
John Kao	64	Director and Chief Executive Officer
Dawn Maroney	58	President
James M. Head	60	Chief Financial Officer
Hyong (Ken) Kim, M.D.	57	Chief Medical Officer
Adnan R. Mansour	57	Chief Digital Officer
Sebastian Burzacchi	45	Chief Operating Officer – Management Services Organization
Christopher J. Joyce	62	Chief Legal & Administrative Officer
Andreas Wagner	56	Chief Human Resources Officer

John Kao Director and Chief Executive Officer

Mr. Kao has served as our Chief Executive Officer and as a member of our Board since 2014. Please see “Proposal 1—Election of Directors—Continuing Directors” for Mr. Kao’s biographical information.

Dawn Maroney President

Ms. Maroney has served as our President since January 2025 and served as our President, Markets from 2014 to 2025. Prior to joining Alignment, she was chief Medicare officer for Blue Shield of California (formerly known as Care1st Health Plan) from 2013 to 2014 and was chief marketing and sales officer from 2011 to 2013. From 2005 to 2011, she was chief sales and marketing officer for CareMore Health Plan. Ms. Maroney also served as vice president, Medicare, at Secure Horizons from 2003 to 2005. From 1994 to 2003, she served in various roles at HealthNet, including as regional vice president from 1998 to 2003.

James M. Head Chief Financial Officer

Mr. Head has served as our Chief Financial Officer since May 2025. Prior to joining us, he was with MultiPlan Corp. (now Claritev Corp.), a health care technology company, where he served as Executive Vice President and Chief Financial Officer from November 2021 to August 2024 and capital structure advisor from September to December 2024. From 2016 to 2021, he was partner at BDT & Company, LLC, a merchant bank serving business owners and strategic investors (now BDT&MSD). He worked in various roles for Morgan Stanley over 21 years, most recently as Managing Director – Co-Head of Mergers & Acquisitions, Americas, from 2013 to 2015. Mr. Head serves on the board of directors of Sally Beauty Holdings, Inc., a distributor of professional beauty supplies. He earned a master's degree in Business Administration from the UCLA Anderson School of Management and a bachelor's of science degree in finance from Indiana University.

Hyong (Ken) Kim, M.D. Chief Medical Officer

Dr. Kim has served as our Chief Medical Officer since September 2023. He has over 25 years of experience in the health care space and previously served as the Company’s Chief Medical Officer from June 2013 to March 2018. From May 2022 to August 2023, Dr. Kim served as chief clinical officer of CareConnect MD, a home health care services company, where he was responsible for clinical modeling, data analytics and management of clinical staff. He also served in an advisory role for CareConnect MD from July 2019 to May 2022. From July 2018 to July 2019, Dr. Kim was the chief medical officer of the Center for Medicare & Medicaid Innovation (“CMMI”), where he oversaw all payment and clinical model development, and he chaired the Quality Improvement Council, creating operational pathways for performance reviews for all 36 CMMI models. Over 14 years, Dr. Kim held various roles at CareMore Health, an integrated health plan and provider, starting as a hospitalist and ultimately serving as chief medical officer from June 2009 to March 2013. Board-certified in internal medicine, Dr. Kim completed his medical residency at Loma Linda University and holds a bachelor’s degree and M.D. from Indiana University.

Sebastian Burzacchi Chief Operating Officer - Management Services Organization

Mr. Burzacchi joined Alignment as Chief Operating Officer – Management Services Organization in December 2023. Mr. Burzacchi has 19 years of experience in operations and management, having most recently served as executive vice president of operations for Veho Tech, an e-commerce logistics company, from March to November 2023. From October 2022 to October 2023, Mr. Burzacchi was an advisor to Oscar Health, a health insurance company. From October 2016 to October 2022, he held various positions of employment at Oscar Health, including as head of claims operations, head of concierge and senior vice president of operations. Mr. Burzacchi holds a Master of Business Administration from MIT Sloan School of Management and a Bachelor of Science in industrial and systems engineering from Virginia Tech.

Adnan R. Mansour Chief Digital Officer

Mr. Mansour joined us as Chief Digital Officer in January 2026. Prior to joining Alignment, he was with Optum Insight, a health care technology and services provider, where he served as Chief Information Officer, Payer Market & AI from August 2024 to November 2025 and as Chief Technology Officer, Administrative Solutions & AI from January 2023 to August 2024. In those roles, Mr. Mansour was responsible for technology strategy, AI initiatives, and platform development supporting payer solutions. From August 2020 to December 2022, Mr. Mansour was SVP, Enterprise Technology Product & AI at Change Healthcare, a healthcare technology company (acquired by UnitedHealth Group/Optum). Before joining Change Healthcare, he spent almost 21 years at General Electric in technology and product roles of increasing scope and responsibility, including service as VP, Product Management, for GE Digital from 2016 to 2020. Mr. Mansour holds a Ph.D. in Chemistry from the University of Michigan, Ann Arbor, and a Bachelor of Science from Queen’s University in Kingston, Canada.

Christopher Joyce Chief Legal & Administrative Officer

Mr. Joyce joined the Company as Chief Legal & Administrative Officer in August 2023. He previously served as general counsel of AdaptHealth Holdings, a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies and related services, from 2018 to 2023, and of InnovaCare, Inc., a $2.0 billion managed care insurance company with 450,000 Medicare and Medicaid beneficiaries, from 2011 to 2018. Mr. Joyce has over 27 years of experience as chief legal officer and business development executive for publicly traded and privately held provider-based and managed care companies. Mr. Joyce holds a bachelor’s degree in Economics from the State University of New York at Albany and a JD from the University of Chicago.

Andreas Wagner Chief Human Resources Officer

Mr. Wagner joined Alignment as Chief Human Resources Officer in January 2024. Mr. Wagner is a human resources executive with over 30 years of leadership experience where he held various key human resources positions. Prior to joining Alignment, from 2020 to 2023, Mr. Wagner served as the chief human resources officer at Aerojet Rocketdyne, a technology-based engineering and manufacturing company that develops and produces specialized power and propulsion systems. From 2014 to 2019, he served as vice president of human resources at TE Connectivity, an electrical and electronics manufacturing company, and was their director of human resources from 2012 to 2014. From 2004 to 2012, he served as director of human resources at Bombardier Transportation, an aviation and aerospace component manufacturing company. Mr. Wagner holds a master’s degree in Sport Science from the University of Munich, Germany.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”) listed below. Generally, Alignment's executive compensation programs apply to all officers; however, this CD&A focuses on the NEOs for the Company for the 2025 fiscal year. This CD&A also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2025.

Name	Position
John Kao	Chief Executive Officer (“CEO”)
Dawn Maroney	President
James M. Head	Chief Financial Officer*
Thomas Freeman	Former Chief Financial Officer*
Hyong (Ken) Kim, M.D.	Chief Medical Officer
Christopher Joyce	Chief Legal & Administrative Officer

* Mr. Freeman resigned as Chief Financial Officer effective May 2, 2025, at which time Mr. Head was appointed to succeed him as Chief Financial Officer.

We seek stockholder support on our executive compensation programs annually. In 2025, our stockholders approved our programs with 98.6% of votes cast in favor. The Compensation Committee continues to work closely with its independent compensation consultant to ensure our compensation program remains aligned with the interests of both our stockholders and executive team. In 2025, we also continued to engage with institutional investors throughout the year to discuss human capital management and our compensation program design. The following pages describe our program in detail, including the strong linkage between pay and performance.
Executive Summary

We are a next generation, consumer-centric and clinically focused platform designed to improve the health care experience for seniors enrolled in Medicare who choose a private Medicare Advantage plan. Our goal is to provide seniors with easier access to care, better coordination among providers, fewer gaps in care and avoidable hospital visits, and support that meets them where they are—at home, online, or in their community. We deliver this experience through our wide variety of Medicare Advantage plans, which offer varied benefits tailored to the diverse needs, preferences, and lifestyles of seniors. We believe our plans are differentiated because of our unique ability to manage costs by delivering proactive care and managing chronic conditions through an integrated clinical and technology model. Our operations primarily consist of Medicare Advantage Plans in the states of California, North Carolina, Nevada, Arizona and Texas. Our ultimate goal is to bring this differentiated, advocacy-driven health care experience to millions of senior consumers in the United States and to become the most trusted senior health care brand in the country. Our model is based on a flywheel concept, referred to as our “virtuous cycle,” which reflects our unique ability to manage health care expenditures while maintaining quality and member satisfaction—a distinct and sustainable competitive advantage.

We are committed to our stockholder engagement efforts and open and ongoing dialogues with key stakeholders with respect to executive compensation to help ensure that we remain apprised of investor perspectives. We will also continue to consider the feedback we receive from our major stockholders as well as the outcome of say-on-pay votes when making compensation decisions regarding our NEOs.

2025 Business Highlights
We delivered strong financial results in fiscal 2025, highlighted by continued momentum on revenue growth and a positive step forward in profitability and margin expansion, including free cash flow on a full-year basis. By leading with our care model, we are putting our seniors first and lowering costs by delivering more care, not less. We believe that ongoing strategic investments in our people and technology will continue to drive meaningful improvements in the health and quality of life of all those we serve. The following key operational and financial highlights demonstrate our strong performance for 2025:
•Health plan membership, which we define as members enrolled in our HMO and PPO contracts, was approximately 236,300, up 25.0% year-over-year.
•Total revenue was $3,948.7 million, up 46.1% year-over-year.
•Adjusted gross profit was $494.8 million and loss from operations was $14.8 million.
•Adjusted gross profit excludes depreciation and amortization of $30.4 million and selling, general, and administrative expenses of $443.4 million (which includes $55.9 million of equity-based compensation). Adjusted gross profit also excludes $0.1 million of depreciation expense and an additional $6.1 million of equity-based compensation recorded within medical expenses.
•Medical benefits ratio based on adjusted gross profit was 87.5%.
•Adjusted EBITDA was $109.9 million and net loss was $1.0 million.
Adjusted gross profit and adjusted EBITDA are non-GAAP measures. An explanation of these measures, how they are calculated and reconciliations to the most directly comparable GAAP financial measures can be found in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Appendix to this proxy statement.

2025 Compensation Highlights
The Board of Directors and Compensation Committee made the following executive compensation decisions for fiscal 2025:
•Compensation Program Approach. Our executive compensation program is built on a pay-for-performance philosophy and rigorous governance framework that emphasizes variable pay over fixed pay, ties the majority of NEO compensation to measurable financial and operational outcomes, and aligns executive and stockholder interests through multi-year equity incentives focused on sustained long-term value creation.
•Annual Cash Incentives. Based on the Company's financial performance in 2025, the Compensation Committee determined that corporate goals under the Annual Incentive Plan were achieved at the maximum level of 200.0% of target, reflecting maximum achievement of each of the three corporate metrics. Corporate goals represented 100% of the CEO's bonus opportunity and 75% of the bonus opportunity for all other NEOs. The remaining 25% of each other NEO's bonus opportunity was based on individual performance goals, which the Compensation Committee assessed at levels ranging from 50.0% to 200.0% of target.

•Long-Term Equity Incentives. In March 2025, the Compensation Committee recommended, and the Board approved, long-term equity grants to executive officers consisting of 50% time-vested restricted stock units ("RSUs") and 50% performance share units ("PSUs" and together with the RSUs, the "March 2025 Equity Awards").
•Continuing our commitment to performance-based compensation, the PSUs are subject to the achievement of specified revenue and adjusted EBITDA targets. PSUs granted in 2025 have a three-year vesting period and will be earned, if at all, upon certification of our financial results for the third year (i.e., fiscal year 2027).
•RSUs were a substantial component of long-term equity compensation, as the Compensation Committee believes they are consistent with the Company’s retention objectives in light of competition for talent in the health care space. RSUs granted in 2025 vest in equal annual installments over three years. In prior years, RSUs were granted with a four-year vesting period.
•September 2023 PSUs Results. In March 2025, the Compensation Committee certified the results of the corporate metrics applicable to PSU awards granted to executive officers and other senior employees in September 2023 (the "September 2023 PSUs"). In the aggregate, the September 2023 PSUs (for the performance period January 1, 2024 to December 31, 2024) were earned at 116.8% of target. Corporate metrics applicable to the September 2023 PSUs were health plan revenue growth (weighted 60%), at-risk loyal medical benefit ratio (weighted 20%) and adjusted EBITDA (less capital expenditures) (weighted 20%). 50% of the earned PSUs vested upon certification and the remaining 50% vested upon satisfaction of the time-based vesting component on December 22, 2025. For more information, see "—2025 Executive Compensation Program in Detail—Long Term Equity Incentives—September 2023 Performance Share Units" below.

•2024 AIP Bonus Modifier. 25% of each NEO's total 2024 Annual Incentive Plan payout was held back and made subject to an adjustment based on the CMS Star Rating achieved by the Company’s Medicare Advantage plans for plan rating year 2026. The Company's aggregate health plan CMS Star Rating for that plan year was 4.06 Stars. Accordingly, under the AIP framework approved by our Compensation Committee, in the fourth quarter of 2025, our NEOs received the 25% holdback, plus an additional 2.6% due to the achievement of 4.5 Stars by certain of our health plans.

Compensation Best Practices & Policies
We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives. We also believe that these principles have been instrumental in the Company’s attraction, recruitment, retention and motivation of executive talent and the successful execution of the Company’s initiatives and our overall performance, particularly in light of the relative headwinds our competitors have faced as the result of the challenging regulatory and macroeconomic environment.

What We Do
Emphasize variable pay over fixed pay, with a significant portion tied to pre-established performance goals focused on long-term value creation	Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our executive compensation program design and pay decisions
Cap maximum vesting or payout levels under our incentive compensation awards, which are aligned with competitive market practices	Annually review and approve peer group for comparative compensation analysis
Conduct an annual advisory vote on the compensation of our NEOs	Maintain stock ownership guidelines for our executive officers and Board of Directors
Maintain anti-hedging and anti-pledging policies	Conduct annual risk assessment of all compensation plans and programs
Maintain a Clawback Policy applicable to cash incentive compensation and equity awards in the event of a financial restatement, consistent with SEC and Nasdaq requirements

What We Don't Do
No guaranteed or uncapped incentive payouts in our annual bonus plan	No option or stock appreciation rights granted below fair market value
No significant perquisites	No repricing or exchange of underwater options without stockholder approval
No tax gross-ups, other than for certain relocation expenses	No dividend equivalents on unearned restricted stock units or performance share units

What Guides Our Program

Executive Compensation Philosophy and Objectives
Our executive compensation philosophy is to forge critical connections between performance, long-term value creation, employee engagement and retention, compensation governance and our cultural values. To that end, our executive compensation program is grounded in the following principles:

Attraction and Retention	Our compensation program should enable the Company to attract and retain highly talented people with exceptional leadership capabilities.
Competitiveness
We seek to provide total compensation opportunity levels that are competitive with those being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Stockholder Alignment	We employ pay elements that are designed to create long-term value for our stockholders, as well as foster a culture of ownership in the Company.
Pay for Performance
Our program is designed to ensure that a significant portion of an executive’s total compensation is variable (or “at risk”) and dependent upon the attainment of certain specific and measurable short-term and long-term business performance objectives.

Responsible Governance	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.
Pay Positioning	Each year, the Compensation Committee assesses the competitiveness of total compensation levels for executives to enable us to successfully attract, motivate and retain top executive talent. Total compensation is generally established within a range around the median of market-competitive levels.

Elements of Pay
The executive compensation program uses a mix of fixed and variable pay, with an emphasis on pay-for-performance and variable pay. The program is structured to create a meaningful balance between achieving strong short-term annual results while ensuring long-term viability and success. Therefore, the mix of incentives is reviewed and determined regularly by the Compensation Committee based on the short- and long-term objectives of the business. The following table illustrates the elements of pay we currently employ, the primary objectives achieved by each element and the factors we consider when determining the amount of pay:

Element	Primary Objective	Determination Factors
Base Salary	•Attract and retain high-performing and experienced individuals •Provide steady source of income so executives can focus on the needs of the business	•Value of role in competitive marketplace •Value of role to the Company •Skills, experience and performance of individual compared to the market as well as others in the Company
Annual Cash Incentives	•Motivate executives to achieve challenging short-term performance goals •Align with annual financial objectives
•Target awards based on competitive marketplace, level of position, skills and performance of executive
•For 2025, the award to our CEO was based 100% on the achievement against certain corporate metrics:
•Health Plan Membership
•Adjusted Gross Profit
•Adjusted EBITDA minus Capital Expenditures
•For our other NEOs, 75% of actual awards was based on these corporate metrics, with 25% of actual awards based on achievement of individual and/or departmental goals.
•Awards are subject to a 25% holdback and a modifier (-25% to +35%) to the subsequent payout, if any, based on the Company’s CMS Star Ratings, with potential payouts ranging from 0% to 200% of target bonus

Long-Term Equity Incentives
•Align executives’ interests with those of our stockholders
•Align with long-term business strategy
•Retain executive talent through multi-year vesting schedules
•Motivate sustainable performance that creates long-term value for stockholders
•Foster our purpose and values to build teams that think and act like owners

•Awards based on competitive marketplace, current value of unvested equity holdings, level of position, skills and performance of the executive
•For 2025, awards were issued 50% in the form of RSUs that vest over three years and 50% in the form of PSUs that have a three-year time-vesting period and are earned, if at all, based on achievement of the following metrics for the third year (i.e., fiscal year 2027):
oRevenue
oAdjusted EBITDA

For fiscal 2025, using the base salaries, the target annual incentive plan awards as of the end of the year and the March 2025 Equity Awards, the vast majority of executive compensation was variable (91.9% for our CEO as illustrated below and an average of 78.5% for our other NEOs). The following charts do not include compensation paid to Messrs. Freeman and Head, as each served for only a portion of 2025. For more information, please see “—2025 Executive Compensation Program in Detail.”
Executive Compensation Decision-Making Process

The Role of the Compensation Committee
The Compensation Committee oversees the executive compensation program for our NEOs. The committee is composed solely of independent members of the Board. The Committee works closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed on the investor relations section of our corporate website at https://ir.alignmenthealth.com/. The committee makes all final compensation decisions and equity award recommendations regarding our NEOs.
The Role of Management
Members of our management team attend regular meetings where executive compensation, corporate and individual performance, and competitive compensation levels and practices are discussed and evaluated; however, they are not present in the board room for, nor do they participate in, discussions about their own pay. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives' pay with the Committee providing transparency and oversight. Decisions on non-executive officer pay are made by the CEO in collaboration with the executive officers who manage such employees. The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. The Compensation Committee makes all final determinations regarding CEO compensation.
The Role of the Independent Consultant
The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. In 2024, pursuant to authority granted to it under its charter, the Compensation Committee engaged FW Cook as its independent consultant. FW Cook reports directly to the Compensation Committee and does not provide any additional services to management. The Compensation Committee has conducted an independence assessment of FW Cook in accordance with Nasdaq rules.
The Role of Peer Group Companies
The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2025 compensation levels, in conjunction with the recommendation of FW Cook, its independent compensation consultant, the Compensation Committee considered publicly available data for a group of peer companies (the “2025 Compensation Peer Group”) listed below, along with industry specific survey data, where appropriate. In choosing companies for our proxy peer group, the Compensation Committee focused primarily on industry, talent market and revenue size. Revenue is a commonly used proxy for organizational size and complexity and is typically stable from year-to-year, making it a valuable metric when selecting peers for executive compensation purposes. As part of its decision process, the committee also referenced other metrics for informational purposes, including comparative market capitalization and profitability metrics. Following its annual review, the committee selected the executive compensation peer group for its 2025-26 compensation cycle as follows:

AdaptHealth Corp.	Option Care Health, Inc.
agilon health, inc.	Oscar Health, Inc.
Astrana Health, Inc.	Pediatrix Medical Group, Inc.
Bausch & Lomb Corp.	Privia Health Group, Inc.
Clover Health Investments Corp.	Quest Diagnostics Inc.
DaVita Inc.	RadNet, Inc.
Ensign Group, Inc.	Select Medical Holdings Corp.
Evolent Health, Inc.	Teladoc Health, Inc.
It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserves the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.
2025 Executive Compensation Program in Detail
Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee considers factors such as competitive market data as well as individual performance, experience, tenure, internal equity and employee potential. In 2025, the Compensation Committee approved a base salary increase for Ms. Maroney, in order to reward outstanding performance and to align her compensation with the market for similar roles and responsibilities. Annual base salary rates for 2025 were as follows:

Name	Initial 2025 Base Salary	Adjusted 2025 Base Salary(1)	Market Adjustment
John Kao	$850,000	$850,000	—
Dawn Maroney	$600,000	$700,000	16.6%
James M. Head(2)	n/a	$600,000	—
Thomas Freeman(2)	$580,000	$580,000	—
Hyong (Ken) Kim, M.D.	$560,000	$560,000	—
Christopher Joyce	$525,000	$525,000	—
(1)Salary increases were approved in and made effective as of March 2025.
(2)Mr. Freeman resigned as Chief Financial Officer effective May 2, 2025, at which time Mr. Head was appointed to succeed him as Chief Financial Officer.

Annual Incentives
The 2025 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. Actual payouts reflect achievement against pre-established corporate performance goals, which represent 100% of the CEO's award and 75% of the award for all other NEOs, with the remaining 25% of each other NEO's award determined by individual and/or departmental performance. Based on results, payouts can range from 0% to 200% of target award amounts. In addition, a modifier (-25% to +35%) is applied to the total bonus payout based on the Company’s CMS Star Ratings (see further description below), subject to the 200% maximum award amount. The modifier ensures a direct and meaningful focus on the quality of care and experience delivered to our members. Target annual bonus opportunities are expressed as a percentage of base salary and were established based on the NEO’s level of responsibility and his or her ability to impact overall results. The Committee also considers market data in setting target award amounts.
Payouts under the 2025 Annual Incentive Plan occur as follows: (i) 75% of each NEO’s total annual incentive payout based on corporate and individual performance was paid in March 2026; and (ii) the remaining 25% of each NEO’s total annual incentive payout is held back and is expected to be paid in the fourth quarter of 2026, subject to achievement of CMS Star Ratings-related performance measures. See “—2025 Annual Incentive Plan Payouts—Adjustment for CMS Star Ratings” below.
Target bonus opportunities for 2025 for each of the NEOs are summarized in the table below:

Name	2025 Base Salary Rate ($)	Target Bonus Opportunity (%)	2025 Target Bonus Opportunity ($)(1)
John Kao(2)	850,000	123.6	1,050,192
Dawn Maroney(3)	700,000	85	572,116
James M. Head(4)	600,000	85	315,808
Thomas Freeman(4)	580,000	85	205,304
Hyong (Ken) Kim, M.D.	560,000	85	476,000
Christopher Joyce	525,000	85	446,250

(1)Target bonus opportunity is based on weighted average of each NEO’s base salary and each NEO's target award during the year.

(2)Mr. Kao's target bonus opportunity was increased from 120% to 125% in March 2025 and the increase is prorated for the applicable portion of the year.
(3)A base salary increase for Ms. Maroney became effective in March 2025 and the target bonus opportunity is a weighted average of her salaries during the year.
(4)Mr. Freeman's and Mr. Head's target bonus opportunity are prorated to reflect the May 2, 2025 resignation as CFO by Mr. Freeman and appointment of Mr. Head as his successor.
2025 Corporate Performance Metrics, Weightings and Results
In 2025, consistent with the prior year's Annual Incentive Plan, we used (i) health plan membership, (ii) adjusted gross profit and (iii) adjusted EBITDA minus capital expenditures as the corporate performance metrics in the Annual Incentive Plan. We chose these metrics for the following reasons:
•Health plan membership growth shows that we are increasing our customer base and is a leading indicator of long-term profitability and revenue growth for Alignment Healthcare.
•Adjusted gross profit keeps us focused on efficient delivery and execution.
•Adjusted EBITDA minus capital expenditures provides a clear view of our operational profitability while also holding management accountable for capital allocation decisions — it focuses on sustainable growth and reinforces disciplined investment of Company resources.
The table below sets forth the relative weighting of the metrics selected for our 2025 Annual Incentive Plan, the results achieved for each metric, as determined by the Compensation Committee, and the resulting aggregate percentage achieved with respect to our corporate objectives. With respect to each metric, target levels for 2025 were set above actual performance results for fiscal year 2024.

	2025 Performance Metrics and Levels
	Health Plan Membership as of January 1, 2026	Adjusted Gross Profit(1)	Adjusted EBITDA minus CapEx(1)
	(30% Weighting)	(35% Weighting)	(35% Weighting)
Threshold	241,385	$408.1M	($5.0M)
Target / Target Range	251,880	$423.1M - $433.1M	$5.0M - $10.0M
Maximum	262,375	$453.1M	$25M
Actual Results(2)	200.0% of Target	200.0% of Target	200.0% of Target
Funded Amount(3)	200.0% of Target

(1)Adjusted gross profit and adjusted EBITDA are non-GAAP measures. For a reconciliation to the most directly comparable GAAP measures, please see the Appendix to this proxy statement. For these measures, performance is measured from “Target” to “Maximum” on a linear basis excluding incremental additional accruals for Annual Incentive Plan payouts for performance above “Target.”
(2)The actual percent of target achieved, if below maximum, is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.
(3)Represents percentage of corporate objectives achieved. Actual payouts to NEOs were adjusted to reflect level of achievement of individual objectives, which ranged from 50% to 200% (except for our CEO, whose payout is entirely based on achievement of corporate objectives).
2025 Annual Incentive Plan Payouts
Based on the above performance results, the funding of the Annual Incentive Plan was set at 200.0% of each NEO’s applicable target based on the achievement of corporate objectives and subsequently adjusted based on each NEO’s individual performance (excluding the CEO whose bonus is entirely based on the achievement of corporate objectives). Target bonus opportunities for the 2025 year and payout amounts reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year. The table below sets forth the actual awards earned by the NEOs in 2025 (and paid in 2026):

Name	2025 Bonus Target (%)	2025 Target Bonus Opportunity ($)	Corporate Performance Results (%)	Individual Performance Results (%)	Payout Amount(1) ($)	Payout as Percent of Target (%)
John Kao	123.6	1,050,192	200.0	n/a	2,100,383	200.0
Dawn Maroney	85	572,116	200.0	200.0	1,144,231	200.0
James M. Head	85	315,808	200.0	125.0	572,402	181.25
Thomas Freeman	85	205,304	200.0	150.0	384,945	187.5
Hyong (Ken) Kim, M.D.	85	476,000	200.0	50.0	773,500	162.5
Christopher Joyce	85	446,250	200.0	110.0	792,094	177.5
(1)Represents potential payout based on achievement of corporate objectives established at 200.0% and individual objectives as shown in the table. Actual payout in March 2026 was 75% of these amounts, with the remaining 25% held back and potentially payable in the fourth quarter of 2026, subject to the modifier based on the Company’s CMS Star Ratings. See “—2025 Annual Incentive Plan Payouts—Adjustment for CMS Star Ratings” below.
As indicated by the percentages of target above, total bonus payout for 2025 performance did not exceed the plan cap of 200% of target for any individual.
Adjustment for CMS Star Ratings. As described above, 25% of each NEO's total 2025 Annual Incentive Plan payout based on corporate and individual performance will be held back and not be paid, if at all, until the fourth quarter of 2026. The amount of the holdback that is paid to each NEO is subject to an adjustment based on the CMS Star Rating achieved by the Company’s Medicare Advantage plans. Each rated health plan has an “Overall” quality rating of 1 to 5 stars (5 is highest), which is based on the quality of medical care, member experience and plan administration (Part C), and on the quality, safety, and accessibility of the prescription drug benefit (Part D). All health plan ratings are calculated the same way, using the same information sources.
When the prior fiscal year’s results are available in the fourth quarter of 2026, the NEO’s final payouts will be adjusted as follows:
•3.5 stars or lower will result in a 25% decrease in each NEO’s aggregate bonus (i.e., no payment of the 25% holdback will occur);
•4.0 stars will result in no increase or decrease in each NEO’s aggregate bonus (i.e., payment of the 25% holdback will occur); and
•4.5 or 5.0 stars will result in a 35% increase in each NEO’s aggregate bonus.
Adjustments to 2023 AIP Payment
The Company provided for an AIP for fiscal year 2023, with an initial payout occurring in March 2024 and the Stars-related holdback being paid in October 2024. In June 2025, a federal court ruled partially in our favor in a legal challenge against CMS, resulting in an increase in our Arizona HMO 2025 star rating from 3.5 to 4 stars. As a result, payouts under the 2023 AIP were adjusted and our NEOs received the following additional amounts:

Name	Additional 2023 AIP Payout
John Kao	$4,228
Dawn Maroney	$2,871
James M. Head	—
Thomas Freeman	$2,788
Hyong (Ken) Kim, M.D.	$599
Christopher Joyce	$2,246
Long-Term Equity Incentives
The Company’s long-term equity incentive program is designed to provide a portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is key to assuring our executives’ interests are aligned with those of our stockholders.
2025 Equity Awards
In March 2025, the Compensation Committee and Board approved the award of the March 2025 Equity Awards to the NEOs under the Company’s 2021 Equity Incentive Plan (the “Plan”). In light of the Company’s retention objectives given competition for talent in the health care space, together with the preference of our stockholders to continue to see a strong focus on performance-based equity compensation, the Compensation Committee approved long-term incentive grants for 2025 using 50% RSUs and 50% PSUs.
The table below shows the RSU awards granted for fiscal year 2025 for each of the NEOs:

Name	RSUs (#)	RSUs ($ Value)
John Kao	274,194	4,250,007
Dawn Maroney	119,355	1,850,003
James M. Head(1)	—	—
Thomas Freeman(2)	61,290	949,995
Hyong (Ken) Kim, M.D.	58,065	900,008
Christopher Joyce	56,452	875,006
(1)    Amount shown reflect the regular annual equity awards granted in March 2025. Mr. Head joined the Company in May 2025. In June 2025, he received, as part of a one-time sign-on grant, 81,593 RSUs having a grant date fair value of $1.25 million, which vest in three equal installments on each of the first three anniversaries of the grant date.
(2)    In connection with Mr. Freeman's transition to an advisory role as of May 2025, we agreed to accelerate the vesting of 20,430 of these RSUs. The remaining portion of this grant was cancelled upon his departure from the Company in February 2026.
With respect to the March 2025 PSUs, the NEOs are eligible to vest in a number of PSUs ranging from 0% to 200% of the target number of PSUs granted, based on the aggregate achievement by the Company of certain performance metrics (described below) during the fiscal year ended December 31, 2027 (the “Measurement Period”), with threshold, target and maximum goals for each performance metric set by the Compensation Committee and corresponding payout opportunities of 50%, 100% and 200% of target, respectively. The Compensation Committee chose to grant these PSUs with a three-year time-based vesting period and fiscal year 2027 Measurement Period to incentivize long-term value creation and reward pay-for-performance. To the extent earned, shares will fully vest upon certification of results by the Committee (expected on or about February 28, 2028), subject to each grantee's continued employment as of such date.

The table below shows the target PSU awards granted for fiscal year 2025 for each of the NEOs:

Name	PSUs (#)	PSUs ($ Value)
John Kao	274,194	4,250,007
Dawn Maroney	119,355	1,850,003
James M. Head(1)	—	—
Thomas Freeman(2)	61,290	949,995
Hyong (Ken) Kim, M.D.	58,065	900,008
Christopher Joyce	56,452	875,006
(1)    Amounts reflects the regular annual equity award granted in March 2025. Mr. Head joined the Company in May 2025. In June 2025, he received, as part of a one-time sign-on grant, 81,593 PSUs having a grant date fair value of $1.25 million, which have the same vesting and performance conditions as the March 2025 PSUs granted to the other NEOs.
(2)    This grant of PSUs was cancelled in connection with Mr. Freeman's departure from the Company in February 2026.
The achievement of PSUs relative to the approved target awards is based on the following performance metrics and relative weighting:

Performance Metric(1)	Weighting
Revenue	50%
Adjusted EBITDA(2)	50%
(1)If any financial metric is attained at a level above the threshold goal but below the target low goal, or above the target high goal but below the maximum goal, percentage achievement for such metric will be determined on a straight-line basis between the applicable goals.
(2)“Adjusted EBITDA” means net loss before interest expense, income taxes, depreciation and amortization expense, reorganization and transaction-related expenses, gains or losses from subleases and equity-based compensation expense for the Measurement Period, subject to any adjustments deemed appropriate by the Committee.
Following the completion of the Measurement Period, the Compensation Committee will certify the Company’s achievement of each of the performance metrics, as a percentage of the target established for each metric (the date of such certification, the “Certification Date”). The Committee will then determine, based on the relative weighting of the performance metrics and the percentage achievement of each metric, the aggregated percentage achievement of the performance metrics. The number of PSUs that each NEO earns is determined by multiplying his or her target award by the aggregated percentage achievement of the performance metrics. Awards will become fully vested as of the certification date. Any PSUs that do not become earned and vested on such date will be cancelled and forfeited for no consideration.
September 2023 Performance Share Awards
In March 2025, the Compensation Committee certified the results of the corporate metrics applicable to PSUs granted in September 2023, which had a performance measurement period from January 1, 2024 to December 31, 2024. In the aggregate, the September 2023 PSUs were earned at 116.8% of target. Corporate metrics applicable to the September 2023 PSUs were health plan revenue growth (weighted 60%), at-risk loyal medical benefit ratio (weighted 20%) and adjusted EBITDA (less capital expenditures) (weighted 20%). The PSUs vested 50% on the certification date and the remaining 50% vested on December 22, 2025. Based on the aggregate performance achieved at 116.8%, our NEOs earned the following numbers of PSUs:

Name	Vested on Certification Date	Vested on 12/22/2025
John Kao	1,271,561	1,271,563
Dawn Maroney	510,220	510,222
James M. Head	—	—
Thomas Freeman	510,220	510,222
Hyong (Ken) Kim, M.D.	29,200	29,200
Christopher Joyce	29,200	29,200

Other Compensation Matters
Alignment Healthcare, Inc. Clawback Policy
We maintain the Alignment Healthcare, Inc. Clawback Policy, which is designed to comply with Section 10D-1 of the Exchange Act and the applicable listing standards of the Nasdaq Stock Market and requires the Company to recoup any erroneously awarded cash and equity incentive-based compensation received by certain executives, including each NEO, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. The Clawback Policy generally applies to all incentive-based compensation received by a covered executive during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement after the policy’s effective date. The Clawback Policy is filed as an exhibit to the Company’s annual report on Form 10-K.
Equity Granting Policy for Senior Executives
The Compensation Committee has a well-established, disciplined process for granting equity awards to employees. Awards generally are granted on regularly scheduled predetermined dates in March of each calendar year. As part of the Company's annual performance and compensation review process, the Compensation Committee approves RSU, PSU and any other equity awards to our executive officers and other senior employees after fiscal year-end financial results are reported to the Compensation Committee, enabling the members to appropriately assess corporate performance. The Compensation Committee generally grants annual awards during the periods of time that trading would be permitted under our insider trading policy, which is referred to above as an “open window period.” Typically, as was the case in 2025, our annual awards have been granted several days after the public release of our fiscal year financial results and the filing of our Annual Report on Form 10-K. The Compensation Committee does not time the release of material nonpublic information based on equity award grant dates.
The Board has also established procedures for equity awards granted by our CEO and Chief Human Resources Officer ("CHRO") under authority delegated from the Compensation Committee. The CEO an CHRO may grant equity awards to newly hired employees, newly promoted employees or in recognition of the performance or achievement of an employee, provided that the employee is not an executive officer of Alignment, the equity award does not exceed the applicable per grant limitation (which vary as between the CEO and CHRO), and all awards granted under delegated authority do not exceed, in the aggregate, the total amount established on an annual basis by the Compensation Committee, if any. The delegation of granting authority also requires concurrent documentation and quarterly reporting to the Compensation Committee of all equity awards granted under such delegated authority. The grant date for a new hire grant or recognition grant to non-officer employees under delegated authority is typically the first Wednesday of the calendar month following the employee’s start date or the recognition date, or if the Nasdaq Stock Market was closed on such date, the next succeeding trading day.

We did not grant stock options to any employees during the last completed fiscal year.
Stock Ownership Guidelines
We maintain stock ownership guidelines applicable to our executive officers and directors. To ensure continued alignment of interests among the Company's management, directors, and stockholders, the ownership requirements are as follows:

Role	Minimum Value of Stock Ownership
Chief Executive Officer	6x base salary
All Other Executive Officers	2x base salary
Non-Employee Directors	5x annual cash Board retainer ($500,000)
Individuals must comply within five years after becoming subject to the requirements. Shares that count toward this requirement include shares owned by the individual, unvested shares or stock units where vesting is solely contingent on future service, shares held in retirement accounts, shares held in trust, and shares or stock units that have vested but receipt of which has been deferred. As of December 31, 2025, all NEOs and non-employee directors were in compliance with the ownership requirements.
Compensation Risk Assessment
The Company has conducted a review of its key compensation programs, policies, and practices in conjunction with FW Cook, the Compensation Committee’s independent compensation consultant, which prepared a report on our company-wide compensation programs. This annual analysis was reviewed with the Compensation Committee at its October 14, 2025 meeting. The review and analysis did not identify any compensation programs, policies, or practices that create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

Employment Agreements
The terms of the employment agreements applicable to each NEO are described under “Executive and Director Compensation—Employment Agreements” below. In addition to the terms described therein, the employment agreements provide for certain severance payments and benefits following a qualifying termination of employment under certain circumstances. For details on the potential severance payment and benefits under each NEO’s respective employment agreement and the 2021 Plan, see “Executive and Director Compensation—Potential Payments Upon Termination or Change in Control.”
Retirement Benefits
We maintain a tax-qualified retirement plan that provides all regular employees with an opportunity to save for retirement on a tax-efficient basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax or after-tax basis and have it contributed to the plan subject to applicable annual limits under the Code. The Company makes a matching contribution on 100% of employee deferrals up to 4% of the eligible employee’s compensation eligible for deferral. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals and matching contributions are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and employer matching contributions are deductible by us when made. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Executive Benefits
The Company’s executive officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including our 401(k) plan described above, medical, dental and life insurance plans and long-term disability plans. None of the NEOs participate in a defined benefit pension plan. We provide limited perquisites to our NEOs, including an internet stipend.
Impact of Tax and Accounting
We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.
While considering tax deductibility as only one of several considerations in determining compensation, the Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The Compensation Committee: Jacqueline Kosecoff, Chair Margaret McCarthy Robbert Vorhoff
This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers as of December 31, 2025, who we refer to as our “Named Executive Officers” or “NEOs.” This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our Named Executive Officers for the fiscal years ending December 31, 2025, December 31, 2024, and December 31, 2023, as applicable.

	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
John Kao Chief Executive Officer	2025	833,654	—	8,500,014	1,944,495	420	11,278,583
	2024	817,308	1,000,000	3,300,000	1,246,053	5,804	6,369,165
	2023	786,539	—	12,497,891	1,006,837	5,209	14,296,476
Dawn Maroney President	2025	676,923	—	3,700,006	1,053,483	14,420	5,444,832
	2024	573,847	500,000	1,300,000	695,637	13,800	3,083,284
	2023	560,000	205,000	5,014,849	665,635	13,515	6,458,999
James M. Head Chief Financial Officer(5)	2025	394,616	—	2,500,010	429,302	1,908	3,325,835
Thomas Freeman Former Chief Financial Officer(5)	2025	501,923	—	1,899,990	476,673	8,215	2,886,811
	2024	566,923	500,000	1,100,000	670,920	10,647	2,848,490
	2023	543,846	105,000	5,014,849	624,730	13,620	6,302,045
Hyong (Ken) Kim, M.D. Chief Medical Officer	2025	560,000	—	1,800,016	754,585	14,420	3,129,021
	2024	555,693	—	1,400,000	508,334	14,045	2,478,072
	2023	140,000(6)	20,000	2,787,000	112,277	—	3,059,277
Christopher Joyce Chief Legal & Administrative Officer(7)	2025	525,000	—	1,750,012	760,435	14,000	3,049,447
(1)Represents discretionary bonuses awarded to certain NEOs, which were payable in the form of immediately vested shares of common stock. Amounts shown reflect the grant date fair value of such stock awards, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“FASB ASC Topic 718”).
(2)For 2025 and 2024, represents the grant date fair value of equity awards granted to each of the NEOs, composed 50% as restricted stock units (“RSUs”) and 50% as performance share units ("PSUs"). For 2023, represents the grant date fair values associated with the grant of PSUs to each of the NEOs. In each case, amounts are computed in accordance with FASB ASC Topic 718. The grant date fair value of the PSU awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. Assumptions used in computing the amounts reported herein are set forth in Note 10 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025.

For Mr. Head, his 2025 equity award consists of the $2.5 million sign-on grant he received in June 2025. With respect to Mr. Freeman, in connection with his transition to an advisory role as of May 2025, we agreed to accelerate the vesting of 241,666 RSUs, including 20,430 of the RSUs granted on March 13, 2025. All other unvested equity awards were cancelled upon his departure from the Company in February 2026.

PSUs awarded in 2025 are earned based on the achievement of certain performance goals over fiscal year 2027 and, to the extent earned, will vest in a single tranche in or about March 2028. The maximum potential payout of the 2025 PSU awards would be 200% of the target shares awarded on the grant date, which would be as follows: Mr. Kao - $8,500,000; Ms. Maroney - $3,700,000; Mr. Head - $2,500,000; Mr. Freeman - $1,900,000; Dr. Kim - $1,800,000; and Mr. Joyce - $1,750,000. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs. See the “Grants of Plan-Based Awards” table for more information about the PSUs granted in 2025.
PSUs awarded in 2024 are earned based on the achievement of certain performance goals over fiscal year 2026 and, to the extent earned, will vest in a single tranche in or about March 2027. The maximum potential payout of the 2024 PSU awards would be 200% of the target shares awarded on the grant date, which would be as follows: Mr. Kao - $3,300,000; Ms. Maroney - $1,300,000; Mr. Freeman - $1,100,000; and Dr. Kim - $1,400,000. These amounts reflect an accounting expense and do not correspond to the actual value that may be realized by the NEOs. For more information about the PSUs granted in 2024, see the “Grants of Plan-Based Awards” table in our annual proxy statement for fiscal year 2024.
PSUs awarded in 2023 were earned based on achievement of certain performance goals over fiscal year 2024 and vested in two tranches in or about March 2025 and at December 31, 2025. The Compensation Committee certified the results of the corporate metrics related to the 2023 PSUs at 116.8% of target. For more information about the PSUs granted in 2023, see the “Grants of Plan-Based Awards” table in our annual proxy statement for fiscal year 2023. For Dr. Kim, the 2023 amount also includes the grant date fair value of RSUs granted upon commencement of his employment with the Company in the amount of $2,500,000.
(3)For 2025, represents 75% of the NEO’s 2025 bonus payment under the Company’s annual incentive plan, which was paid in March 2026, and the following portions of the 2024 bonus payments that were paid to each NEO in October 2025: Mr. Kao - $369,207; Ms. Maroney - $195,310; Mr. Freeman - $187,964; Dr. Kim - $174,460; and Mr. Joyce - $166,364. The remaining 25% of the 2025 bonus payment is not included and will be paid, if at all, in September or October of 2026, based on certain performance criteria (an additional payment may also be made at such time, based on our Stars performance). Mr. Head's and Mr. Freeman's 2025 bonus payments were prorated based on their May 2, 2025 transition date.
For 2024, represents 75% of the NEO’s 2024 bonus payment under the Company’s annual incentive plan, which was paid in March 2025, and the following portions of the 2023 bonus payments that were paid to each NEO in October 2024: Mr. Kao - $243,135; Ms. Maroney - $165,096; Mr. Freeman - $160,333; and Dr. Kim - $34,431. Ms. Maroney elected to take $300,000 of her 2024 annual incentive plan award in the form of an immediately vested stock grant.
For 2023, represents 75% of the NEO’s 2023 bonus payment under the Company’s annual incentive plan, which was paid in March 2024, and the following portions of the 2022 bonus payments that were paid to each NEO in October 2023: Mr. Kao - $214,006; Ms. Maroney - $127,279; Mr. Freeman - $101,904; and Dr. Kim - $0. Portions of the 2023 annual incentive plan awards were paid to NEOs in the form of immediately vested stock grants having the following grant date fair values: Ms. Maroney - $179,452; Mr. Freeman - $348,551; and Dr. Kim - $74,851.
Certain NEOs received increases to base salaries and target and maximum bonus opportunities during applicable years. Target bonus opportunities for the full year reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year. See “Compensation Discussion and Analysis—2025 Executive Compensation Program in Detail—Annual Incentives” above for further discussion of our Annual Incentive Plan.
(4)For 2025, represents: for Mr. Kao – internet stipend of $420; for Ms. Maroney – internet stipend of $420 and Company 401(k) matching contributions of $14,000; for Mr. Head – Company 401(k) matching contributions of $1,908; for Mr. Freeman – internet stipend of $420 and Company 401(k) matching contributions of $7,795; for Dr. Kim – internet stipend of $420 and Company 401(k) matching contributions of $14,000; and for Mr. Joyce – Company 401(k) matching contributions of $14,000.
For 2024, represents: for Mr. Kao – internet stipend of $420 and imputed income for domestic partnership insurance of $5,384; for Ms. Maroney – Company 401(k) matching contributions of $13,800; for Mr. Freeman – internet stipend of $420 and Company 401(k) matching contributions of $10,227; and for Dr. Kim – internet stipend of $245 and Company 401(k) matching contributions of $13,800.
For 2023, represents: for Mr. Kao – internet stipend of $420 and imputed income for domestic partnership insurance of $4,789; for Ms. Maroney – internet stipend of $315 and Company 401(k) matching contributions of $13,200; and for Mr. Freeman – internet stipend of $420 and Company 401(k) matching contributions of $13,200.
(5)Mr. Freeman resigned as Chief Financial Officer effective May 2, 2025, at which time Mr. Head was appointed to succeed him as Chief Financial Officer.

(6)Represents base annual salary earned for the portion of the fiscal year 2023 after Dr. Kim joined the Company.
(7)Mr. Joyce was not a Named Executive Officer for 2023 or 2024.
Grants of Plan-Based Awards for Fiscal Year 2025
The following table presents the plan-based awards granted to the Named Executive Officers in 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards(2) ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
John Kao
AIP(1)	—	525,096	1,050,192	2,100,384	—	—	—	—	—
RSU Award(2)	3/13/2025	—	—	—	—	—	—	274,194	4,250,007
PSU Award(2)	3/13/2025	—	—	—	137,097	274,194	548,388	—	4,250,007
Stock Award(3)	3/13/2025	—	—	—	—	—	—	64,516	1,000,000
Dawn Maroney
AIP(1)	—	286,058	572,116	1,144,232	—	—	—	—	—
RSU Award(2)	3/13/2025	—	—	—	—	—	—	119,355	1,850,003
PSU Award(2)	3/13/2025	—	—	—	59,678	119,355	238,710	—	1,850,003
Stock Award(3)	3/13/2025	—	—	—	—	—	—	32,258	500,000
James M. Head
AIP(1)	—	157,904	315,808	631,616	—	—	—	—	—
RSU Award(2)	6/4/2025	—	—	—	—	—	—	81,593	1,250,005
PSU Award(2)	6/4/2025	—	—	—	40,797	81,593	163,186	—	1,250,005
Thomas Freeman
AIP(1)	—	102,652	205,304	410,608	—	—	—	—	—
RSU Award(2)	3/13/2025	—	—	—	—	—	—	61,290	949,995
PSU Award(2)	3/13/2025	—	—	—	30,645	61,290	122,580	—	949,995
Stock Award(3)	3/13/2025	—	—	—	—	—	—	32,258	500,000
Hyong (Ken) Kim, M.D.
AIP(1)	—	238,000	476,000	952,000	—	—	—	—	—
RSU Award(2)	3/13/2025	—	—	—	—	—	—	58,065	900,008
PSU Award(2)	3/13/2025	—	—	—	29,033	58,065	116,130	—	900,008
Christopher Joyce
AIP(1)	—	223,125	446,250	892,500	—	—	—	—	—
RSU Award(2)	3/13/2025	—	—	—	—	—	—	56,452	875,006
PSU Award(2)	3/13/2025	—	—	—	28,226	56,452	112,904	—	875,006
(1)Awards designated “AIP” represent the threshold, target and maximum amounts of performance-based awards that our NEOs might have earned during 2025 under our Annual Incentive Plan, dependent upon our 2025 performance. Maximum payouts assume that the Annual Incentive Plan was funded at maximum levels based on applicable Company and/or business unit performance and that individual performance was also achieved at maximum levels. Awards actually earned are shown above in the “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table. Payouts depend on the achievement of predetermined, strategic and/or financial corporate performance objectives (75% of the award), as well as individual performance (25% of the award, other than for Mr. Kao, whose payout is based entirely on corporate goal performance). Based on results, base payouts can range from 0% to 200% of target award amounts. In addition, a modifier (-25% to +35%) is applied to the total bonus payout based on the Company’s CMS Star Ratings. During 2025, the base salaries and target and maximum bonus opportunities were increased for certain NEOs. Target bonus opportunities for the full 2025 year reflect the weighted average of the target bonus opportunity percentages applicable to each NEO for each applicable period throughout the year. Target bonus opportunities for Mr. Head and Mr. Freeman were prorated based on their May 2, 2025 transition date. See “Compensation Discussion and Analysis—2025 Executive Compensation Program in Detail—Annual Incentives” above for further discussion of our Annual Incentive Plan.

(2)The actual value to be realized by an NEO depends upon the appreciation in value of the Company's stock and the length of time the award is held. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. The grant date fair value of each PSU award was computed in accordance with FASB ASC Topic 718 based on assumptions discussed in Note 10 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended December 31, 2025, as filed with the SEC, assuming target-level achievement. Threshold, target, and maximum awards are equal to 50%, 100%, and 200%, respectively, of the number of PSUs granted. The PSUs are earned based on the achievement of certain performance goals over fiscal year 2027 and will vest, to the extent achievement metrics are met, in or about March 2028. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 based on the closing stock price on the grant date. RSU awards to employees are generally subject to three-year vesting provisions.
(3)Represents grants of immediately vested shares of common stock taken in lieu of cash settlement under our 2024 AIP or as discretionary awards in March 2025. These amounts are included in the Summary Compensation Table as "Non-Equity Incentive Plan Compensation" or "Bonuses," respectively, paid in 2024.
Additional Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table
Non-Equity Incentive Plan Compensation
Target bonus opportunities and payouts for each of the fiscal years shown in the tables above reflect the weighted average of the target bonus opportunity percentages for each applicable period throughout the fiscal year. In general, annual cash incentive bonuses are determined based on the achievement of pre-established performance goals as determined by the Board (or the Compensation Committee) within the first 90 days of the calendar year following the applicable performance year, and may be based on quantitative performance objectives for the Company or one or more of its affiliates, subsidiaries, business units or divisions, and/or individual quantitative or qualitative performance objectives or any combination of the foregoing. Base salaries and annual cash incentive bonus opportunities are reviewed by the Board at least annually and may be increased (but not decreased). For additional information on the 2025 Annual Incentive Plan, see “Compensation Discussion & Analysis—2025 Executive Compensation Program in Detail—Annual Incentives” above.
Employment Agreements
In March 2021, in connection with our initial public offering, we entered into amended and restated employment agreements with Mr. Kao, Mr. Freeman and Ms. Maroney, effective as of March 26, 2021, each of which superseded their prior employment agreements. In addition, we entered into an employment agreement with Mr. Head, effective as of May 2, 2025; we entered into an employment agreement with Dr. Kim, effective as of September 25, 2023; and we entered into an employment agreement with Mr. Joyce, effective as of August 1, 2023. The foregoing employment agreements are referred to herein as the “NEO Employment Agreements.”

Each NEO Employment Agreement provides for an initial term of one year, which automatically renews for additional one-year periods until either the Company or the Named Executive Officer provides written notice within 90 days in advance of the next scheduled renewal date of an intent not to renew. The NEO Employment Agreements provided for an initial base salary as follows: $675,000 for Mr. Kao; $550,000 for Ms. Maroney; $600,000 for Mr. Head; $450,000 for Mr. Freeman; $560,000 for Dr. Kim; and $525,000 for Mr. Joyce. In addition, each employment agreement provided for an annual cash incentive bonus with an initial target and maximum bonus opportunity equal to 100% and 200% of base salary for Mr. Kao; 85% and 170% of base salary for Ms. Maroney; 50% and 100% of base salary for Mr. Freeman; 85% and 170% of base salary for Dr. Kim; and 85% and 170% of base salary for Mr. Joyce. Certain NEOs have received increases to their base salary and/or increases to their target and maximum bonus opportunity percentages.

Each of our Named Executive Officers is entitled to severance payments and benefits upon a qualifying termination of employment as described below in “—Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at 2025 Fiscal Year End
The following table summarizes, for each of the Named Executive Officers, the number of shares of our common stock underlying outstanding equity awards held as of December 31, 2025.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested(2)
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#)	($)		(#)	($)	(#)	($)

John Kao	3/13/2025	—	—	—	—	—	274,194(3)	5,415,332	—	—
	3/13/2025	—	—	—	—	—	—	—	274,194(6)	5,415,332
	3/13/2024	—	—	—	—	—	247,500(4)	4,888,125	—	—
	3/13/2024	—	—	—	—	—	—	—	330,000(7)	6,517,500
	9/12/2022	—	—	—	—	—	819,513(5)	16,185,382	—	—
	3/8/2022	273,723	91,241	—	9.06	3/8/2032	—	—	—	—
	3/8/2022	—	—	—	—	—	124,172(4)	2,452,397	—	—
	3/25/2021	3,916,668	—	—	18.00	3/25/2031	—	—	—	—

Dawn Maroney	3/13/2025	—	—	—	—	—	119,355(3)	2,357,261	—	—
	3/13/2025	—	—	—	—	—	—	—	119,355(6)	2,357,261
	3/13/2024	—	—	—	—	—	97,500(4)	1,925,625	—	—
	3/13/2024	—	—	—	—	—	—	—	130,000(7)	2,567,500
	9/12/2022	—	—	—	—	—	215,661(5)	4,259,305	—	—
	3/8/2022	114,051	38,017	—	9.06	3/8/2032	—	—	—	—
	3/8/2022	—	—	—	—		51,738(4)	1,021,826	—	—
	3/25/2021	1,030,702	—	—	18.00	3/25/2031	—	—	—	—

James M. Head	6/4/2025	—	—	—	—	—	81,593(3)	1,611,462	—	—
	6/4/2025	—	—	—	—	—	—	—	81,593(6)	1,611,462

Thomas Freeman	3/13/2025	—	—	—	—	—	40,860(3)	806,985	—	—
	3/13/2025	—	—	—	—	—	—	—	61,290(6)	1,210,478
	3/13/2024	—	—	—	—	—	55,000(4)	1,086,250	—	—
	3/13/2024	—	—	—	—	—	—	—	110,000(7)	2,172,500
	3/8/2022	25,091	—	—	9.06	3/8/2032	—	—	—	—

Hyong (Ken) Kim, M.D.	3/13/2025	—	—	—	—	—	58,065(3)	1,146,784	—	—
	3/13/2025	—	—	—	—	—	—	—	58,065(6)	1,146,784
	3/13/2024	—	—	—	—	—	105,000(4)	2,073,750
	3/13/2024	—	—	—	—	—	—	—	140,000(7)	2,765,000
	10/4/2023	—	—	—	—	—	170,068(4)	3,358,843	—	—

Christopher Joyce	3/13/2025	—	—	—	—	—	56,452(3)	1,114,927	—	—
	3/13/2025	—	—	—	—	—	—	—	56,452(6)	1,114,927
	3/13/2024	—	—	—	—	—	97,500(4)	1,925,625	—	—
	3/13/2024	—	—	—	—	—	—	—	130,000(7)	2,567,500
	9/6/2023	—	—	—	—	—	122,511(4)	2,419,592	—	—

(1)Represents unvested options, which vest 25% on each of the first four anniversaries of the applicable grant date.
(2)Based on the closing price of our common stock on the last trading day of 2025, which was $19.75.
(3)This RSU award is scheduled to vest with respect to 33.33% on each of the first three anniversaries of the grant date (except with respect to Mr. Head, whose grant is scheduled to vest 33.33% on each of March 13, 2026, 2027 and 2028).
(4)This RSU award is scheduled to vest with respect to 25.0% on each of the first four anniversaries of the grant date.
(5)The remaining portion of this RSU award is scheduled to vest on September 7, 2026.
(6)This PSU award is scheduled to vest on or about March 1, 2028, subject to achievement of performance metrics. Amount shown assumes achievement at target level. Actual shares delivered under PSU awards are subject to performance conditions and therefore may vary from the target units reported here.
(7)This PSU award is scheduled to vest on or about March 1, 2027, subject to achievement of performance metrics. Amount shown assumes achievement at target level. Actual shares delivered under PSU awards are subject to performance conditions and therefore may vary from the target units reported here.
Exercises and Stock Vested During Fiscal Year 2025
The following table shows information about exercises and vesting of stock options and stock awards (RSUs and PSUs) during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
John Kao	—	—	3,711,583	64,192,849
Dawn Maroney	—	—	1,392,417	24,191,803
James M. Head	—	—	—	—
Thomas Freeman	837,994	1,056,975	1,530,744(2)	27,342,376
Hyong (Ken) Kim, M.D.	—	—	178,434	3,005,213
Christopher Joyce	—	—	166,493	2,746,942
(1)Value realized upon exercise of option awards is calculated by multiplying the number of shares acquired upon exercise by the difference between the market price at the time of the transaction and the option’s exercise price. For stock awards, the value realized upon vesting is calculated by multiplying the number of shares acquired upon vesting by the per-share closing market price of our common stock on the vesting date.
(2)Represents (a) 1,020,442 shares acquired on the achievement and vesting of performance share units; (b) 268,636 shares acquired upon the time-based vesting of restricted stock units; and (c) 241,666 shares acquired upon the acceleration of vesting of certain restricted stock units in connection with Mr. Freeman's transition out of the Chief Financial Officer role during 2025.
Potential Payments Upon Termination or Change in Control
Severance Payments and Benefits
Under each of the NEO Employment Agreements, upon a termination of employment for any reason, the Named Executive Officer would receive (i) the unpaid portion of any accrued base salary and paid-time-off through the termination date, (ii) reimbursement of expenses not previously reimbursed and (iii) continuation of health insurance coverage as required under applicable law (“Accrued Benefits”).
In the event of the Named Executive Officer’s death, disability, or delivery by the Named Executive Officer of a notice of non-renewal, in addition to the Accrued Benefits, the Named Executive Officer would receive his or her accrued but unpaid bonus for the calendar year preceding the year of termination, payable at the time bonuses for such calendar year are otherwise payable to other senior executives.
Upon a termination of employment by the Company without “cause,” a resignation by the Named Executive Officer for “good reason,” or a termination of employment due to the delivery of a notice of non-renewal by the Company to the Named Executive Officer, subject to the execution and delivery of a release of claims and the Named Executive Officer’s continued compliance with restrictive covenants (as described below), each of our Named Executive Officers would receive the following severance payments and benefits (in addition to the Accrued Benefits): (i) cash payment equal to one times (two times for Mr. Kao and, in the event the termination or resignation is effective within 12 months of a change in control, 1.5 times for Ms. Maroney) the sum of the Named Executive Officer’s (A) base salary and (B) target annual cash incentive bonus, paid in substantially equal installments over the 12-month (24-month for Mr. Kao or, if within 12 months of a change of control, 18-month for Ms. Maroney) period following termination in accordance with the Company’s normal payroll practices; (ii) prorated portion of the Named Executive Officer’s annual cash incentive bonus for the year of termination (except for Mr. Kao, whose annual cash incentive bonus for the year of termination would not be prorated), determined after the end of the year of termination and based on the amount the Named Executive Officer would have been paid had his or her employment not been terminated; and (iii) if the Named Executive Officer timely elects for COBRA benefits, payment or reimbursement of the Named Executive Officer’s share of COBRA premiums until the earlier of (A) the first annual anniversary of termination (or for Ms. Maroney, in the event the termination or resignation is effective within 12 months of a change in control, the date that is 18 months from the effective date) or (B) the date that the Named Executive Officer is eligible to receive health benefits through a new employer. The foregoing severance benefits are payable in lieu of any other benefits the Named Executive Officer may be entitled to under a separate severance agreement or executive severance plan.
Each Named Executive Officer is subject to the following restrictive covenants: (i) non-competition during employment, (ii) non-solicitation of employees or customers during employment and for one year following termination, (iii) perpetual non-disparagement and (iv) perpetual confidentiality.
“Cause” for purposes of the NEO Employment Agreements generally means the employee’s: (i) failure to devote substantially all of the employee’s working time to the business of the employer and its affiliates; (ii) willful disregard of the employee’s duties, or the employee’s intentional failure to act where the taking of such action would be in the ordinary course of the employee’s duties, provided that the employee is first given 30 days prior written notice of such conduct in order for the employee to cure such alleged conduct during such period of time; (iii) violation or breach of certain provisions, representations or covenants provided in the NEO Employment Agreements; (iv) gross negligence or willful misconduct in the performance of the employee’s duties; (v) commission of any act of fraud, theft or financial dishonesty, or any felony or criminal act involving moral turpitude; or (vi) unlawful use (including being under the influence) of alcohol or drugs or possession of illegal drugs on the premises of the employer or any of its affiliates or while performing duties and responsibilities to the employer and its affiliates.
“Good reason” for purposes of the NEO Employment Agreements means:

•For Mr. Kao: The occurrence of any of the following events without his express written consent: (i) a reduction in his annual base salary or annual target bonus opportunity; (ii) a diminution in his status, authority, title, duties or responsibilities (including a change which results in the Company's no longer being a publicly traded entity or Mr. Kao's no longer being the chief executive officer of a publicly traded entity) or (iii) a failure of the Company's successor to assume and perform this Agreement as contemplated hereof.
•For Ms. Maroney: (i) A material reduction during any 24 consecutive month period in base salary or in the employee’s annual total cash compensation opportunity (i.e., base salary and target bonus), but excluding any reduction applicable to management employees generally; (ii) a material breach of the NEO Employment Agreement by the Company; or (iii) a change in the employee’s principal work location to a location more than 50 miles from the employee’s prior work location and more than 50 miles from the employee’s principal residence as of the date of such change in work location.

•For all other NEOs: If, without the NEO's written or oral consent, the Company materially breaches a financial obligation of the applicable NEO Employment Agreement.

Notwithstanding the foregoing, “good reason” will not exist (A) if the employee has in his or her sole discretion agreed in writing that such event will not constitute “good reason,” or (B) unless, (I) within 60 days of the occurrence of the events claimed to be “good reason” the employee notifies the employer in writing of the reasons why the employee believes that “good reason” exists, (II) the employer has failed to correct the circumstance that would otherwise be “good reason” within 30 days of receipt of such notice and (III) the employee terminates his or her employment within 60 days of such 30-day period.
Treatment of Equity Incentive Awards
Pursuant to the terms of our 2021 Plan, generally, upon a termination of employment for any reason, all unvested equity awards would terminate and be forfeited for no consideration. In the event of a termination for “cause,” vested options also terminate for no consideration. Upon a termination of employment due to death or disability, vested options may be exercised by the participant at any time within the one-year period following termination, but in no event beyond the expiration of the stated term of the options. Upon an involuntary termination without “cause” or voluntary resignation, vested options may be exercised by the participant at any time within the 90-day period following termination, but in no event beyond the expiration of the stated term of the options.
Under the 2021 Plan, upon a termination by the Company without “cause” (other than as a result of death or disability) on or within 12 months following a “change in control,” any outstanding, unvested awards held by the participant would accelerate and vest on the date of such termination. Notwithstanding the foregoing, the 2021 Plan provides that the Board (or designated committee) may provide for (i) continuation, assumption or substitution for awards with substantially the same terms and value, (ii) acceleration of vesting immediately prior to or as of the date of such “change in control,” or (iii) in the case of an option, cancellation in consideration of a payment in cash or other consideration equal to the excess (if any) of the applicable stock price over the applicable exercise price.
Pursuant the terms of each NEO’s option and restricted stock unit award agreements under the 2021 Plan, upon a termination by the Company without “cause” (other than as a result of death or disability) or a resignation by the participant for “good reason,” in each case, on or following a “change in control,” any outstanding, unvested options or restricted stock units held by the executive would accelerate and vest on the date of such termination.
Under each NEO’s PSU award agreements, upon a change in control, all outstanding PSUs would be deemed earned on the date of such change in control based on actual performance through (x) the date of the change in control if the change in control occurs prior to the end of the measurement period (subject to any pro rata or other adjustments determined by the Board (or designated committee)), or (y) through the last day of the measurement period if the change in control occurs on or following such date; provided, in each case, that in no event will the PSUs be deemed earned at less than target; provided further that the Board (or designated committee) may in its discretion determine that the PSUs are deemed earned at maximum performance (irrespective of the applicable performance metrics). Any earned PSUs as a result of such change in control will vest on the applicable vesting date, subject to the NEO’s continued service through such date; provided that upon a termination by the Company without cause (other than as a result of death or disability) or a resignation by the NEO for good reason on or following a change in control, any earned PSUs that have not yet vested will accelerate and vest as of the date of such termination or resignation.
"Good reason” for purposes of the award agreements under the 2021 Plan generally means the following, without the executive’s express written consent: (i) a reduction in annual base salary or annual target bonus opportunity; (ii) for certain executive officers, a diminution in status, authority, title, duties or responsibilities (including a change which results in the Company no longer being a publicly traded entity or the executive no longer being the Chief Executive Officer of a publicly traded entity) or (iii) for certain executive officers, a failure of the Company’s successor to assume and perform the award agreement; provided that any such termination by the executive will only be deemed “good reason” if: (1) the executive gives the Company written notice within 30 days (60 days for certain executive officers) following initial awareness of the occurrence of the condition constituting “good reason,” which notice will describe such condition and intent to terminate for “good reason”; (2) the Company fails to remedy such condition to the executive’s satisfaction within 30 days following receipt of the written notice; and (3) the executive voluntarily terminates employment within 30 days following the end of the 30-day cure period.
“Cause” for purposes of the 2021 Plan has the same meaning as provided under the NEO Employment Agreements.
“Change in Control” for purposes of the 2021 Plan generally means: (a) any “person,” as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders in substantially the same proportions as their ownership of common stock), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (b) during any period of 12 consecutive calendar months, individuals who were directors serving on the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director after the first day of such period whose election, or nomination for election, by the stockholders was approved by a vote of at least 2/3 of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case other than the Board; (c) consummation of a reorganization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately before such Business Combination do not, immediately after such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or (d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale. Notwithstanding the foregoing terms and conditions of this definition, with respect to any award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A, an event will not be considered to be a “change in control” under the 2021 Plan for purposes of payment of such award unless such event is also a “change in control event” within the meaning of Section 409A. Notwithstanding the foregoing, a “change in control” will not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (a) – (d) above, a designated holder or designated holders are the beneficial owners, directly or indirectly, of more than 35% of the combined voting power of the Company or any successor.

Table Showing Estimated Payments and Benefits
The following table presents information concerning estimated payments and benefits (other than the Accrued Benefits) that would be provided in certain circumstances for each of our NEOs. Unless otherwise stated, the payments and benefits set forth below are estimated assuming that the termination of employment or change in control event occurred on the last business day of our fiscal year ending December 31, 2025, using the closing market price of $19.75 per share of our Common Stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

Name	Cash Severance ($)	Annual Bonus(1) ($)	Stock Award(2) ($)	COBRA Premiums ($)	Total ($)

John Kao
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	3,825,000	1,062,500	—	30,356	4,917,856
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	—	—	—
Change in Control with Qualifying Termination	3,825,000	1,062,500	43,800,166	30,356	48,718,021
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Dawn Maroney
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	1,295,000	595,000	—	22,522	1,912,522
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	—	—	—
Change in Control with Qualifying Termination	1,295,000	595,000	15,707,983	22,522	17,620,505
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Name	Cash Severance ($)	Annual Bonus(1) ($)	Stock Award(2) ($)	COBRA Premiums ($)	Total ($)

James M. Head
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	1,110,000	510,000	—	26,802	1,646,802
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	—	—	—
Change in Control with Qualifying Termination	1,110,000	510,000	3,222,924	26,802	4,869,725
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Hyong (Ken) Kim, M.D.
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	1,036,000	476,000	—	22,522	1,534,522
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	—	—	—
Change in Control with Qualifying Termination	1,036,000	476,000	8,417,411	22,522	9,951,932
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

Christopher Joyce
Termination without Cause / Resignation for Good Reason / Non-Renewal by the Company	971,250	446,250	—	30,356	1,447,856
Termination with Cause / Resignation without Good Reason	—	—	—	—	—
Change in Control without Termination	—	—	—	—	—
Change in Control with Qualifying Termination	971,250	446,250	9,142,571	30,356	10,590,427
Death, Disability or Non-Renewal by the NEO	—	—	—	—	—

(1)Amounts assume an annual bonus that is earned at 100% achievement, based on target bonus percentages in effect as of December 31, 2025.
(2)Amounts assume PSUs are deemed earned at target.
(3)Amounts reflect the amendment to Mr. Freeman's employment agreement in connection with his transition out of the Chief Financial Officer role as of May 2, 2025.
The severance payments and benefits described above are subject to the executive’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with customary confidentiality and non-solicitation requirements, then, in addition to any accrued amounts.

In connection with Mr. Freeman's transition out of the CFO role and his departure from the Company in February 2026, he was entitled to receive (i) a pro rata portion, based on service from January 1 to May 31, 2025, of the annual cash bonus payable under the Company’s annual incentive plan for calendar year 2025; (ii) accelerated vesting of 241,666 restricted stock units; and (iii) continued eligibility to participate in the Company’s medical, dental and life insurance benefit plans.
Non-Employee Director Compensation
Each of our non-employee directors receives an annual director fee and equity awards in connection with their services. In addition, each director is reimbursed for out-of-pocket expenses in connection with his or her services. While Mr. Kao serves as a director on the Board, he does not receive any compensation for his services as a director and information on his compensation as Chief Executive Officer of the Company is reported in the “Summary Compensation Table.”
The Board has adopted a non-employee director compensation policy (as amended from time to time, the “Policy”). Under the Policy, newly elected non-employee directors will receive a one-time commencement award of restricted shares or restricted stock units equal to $200,000, vesting annually over three years. For 2025, non-employee directors received annual compensation with an aggregate value of $290,000, consisting of a cash retainer in an amount elected by each director from $0 to $100,000, with the balance of the aggregate compensation value paid as an equity grant of restricted shares or restricted stock units, vesting on the first anniversary of the grant date. For 2026, the aggregate annual value of the retainer was increased to $322,500. Directors are permitted to defer receipt of their RSU awards until the earlier of (i) three years from the grant date (or, if earlier, separation from service or change of control), (ii) five years from the grant date (or, if earlier, separation from service or change of control), or (iii) separation from service (or, if earlier, change of control).
Under the Policy in effect for 2025, in addition to the base annual compensation payable to each board member:
•our independent chairman of the Board received an annual retainer of $200,000 in restricted stock units or other long-term equity incentives, with vesting occurring on the first anniversary of the grant date;
•our Lead Independent Director received an annual retainer of $40,000, payable 50% in cash and 50% in restricted stock units or other long-term equity incentives, with vesting occurring on the first anniversary of the grant date;
•the chair of the Audit committee received an annual cash retainer of $30,000;
•members of the Audit Committee will receive an annual cash retainer of $15,000;
•the chair of the Compensation Committee received an annual cash retainer of $25,000;
•each member of the Compensation Committee received an annual cash retainer of $10,000;
•the chair of the NCGCC received an annual cash retainer of $20,000; and
•each member of the NCGCC received an annual cash retainer of $7,500.
All cash retainers are paid in quarterly installments in arrears.

The following table summarizes, for each of our non-employee directors, the compensation received by such director for the year ended December 31, 2025.

	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Jody Bilney	65,000	240,000	—	305,000
David Hodgson	20,000	290,000	—	310,000
Yon Jorden	130,000	190,000	—	320,000
Joseph Konowiecki	100,000	390,000	—	490,000
Jacqueline Kosecoff	132,500	190,000	—	322,500
Margaret McCarthy	145,000	210,000	—	355,000
Mark McClellan	107,500	190,000	—	297,500
Robbert Vorhoff	10,000	290,000	—	300,000
(1)Includes fees earned with respect to Board and committee service during calendar year 2025. For 2025, non-employee directors received annual compensation with an aggregate annual value of $290,000, consisting of a cash retainer in an amount elected by each director from $0 to $100,000, with the balance of the aggregate compensation value paid as an equity grant of restricted shares or restricted stock units. Committee fees ranged from $7,500 to $15,000 annually, with committee chairs receiving $20,000 to $30,000 annually, in each case, payable in cash. Certain amounts are prorated for partial-year service.
(2)Represents the grant date fair values associated with the grant of RSUs of Alignment made under the Policy, computed in accordance with FASB ASC Topic 718. For additional information on the assumptions used in computing the amounts reported herein, see Note 10 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, each of the directors held unvested, outstanding stock awards and unexercised stock options as follows:

	Restricted Shares (#)	RSUs (#)	Options (#)
Jody Bilney	—	15,484	—
David Hodgson	—	18,710	—
Yon Jorden	—	12,258	—
Joseph Konowiecki	—	125,745	35,817(1)
Jacqueline Kosecoff	—	12,258	—
Margaret McCarthy	—	13,548	—
Mark McClellan	—	12,258	—
Robbert Vorhoff	—	18,710	—
(1) Represents 26,863 exercisable options and 8,954 unvested options.

Pay Versus Performance

The following table and supporting graphics below set out information regarding the Company's last five completed fiscal years, in satisfaction of Item 402(v) of Regulation S-K, which requires disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) as compared to certain Company performance measures. You should refer to the “Compensation Discussion and Analysis” in this proxy statement for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

					Year-end value of $100 invested on 3/26/2021 in:
Year	Summary Comp. Table Total for John Kao(1) ($)	Comp. Actually Paid to John Kao (2) ($)	Average Summary Comp. Table Total for Non-PEO NEOs (3) ($)	Average Comp. Actually Paid to Non-PEO NEOs (4) ($)	ALHC Total Shareholder Return(5) ($)	NASDAQ Health Care Index Total Shareholder Return(6) ($)	Net Income (in millions) (7) ($)	Adj. EBITDA (in millions) (8) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	11,278,569	52,285,309	3,567,181	11,082,021	114.10	100.74	(1.00)	109.90
2024	6,369,165	25,237,077	2,715,002	7,114,604	64.99	82.17	(128.07)	1.34
2023	14,296,476	(2,674,822)	4,760,449	1,769,823	49.74	82.87	(148.17)	(35.3)
2022	34,070,592	25,813,278	7,327,470	5,661,779	67.94	77.79	(149.6)	(26.7)
2021	45,998,851	37,304,187	10,891,546	10,053,244	81.22	97.76	(195.3)	(33.1)

(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Kao (the “PEO”) for each corresponding year in the “Total” column of the Summary Compensation Table (“SCT”) in this proxy statement.

(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (“CAP”) to the PEO computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the CAP:

	2025	2024	2023	2022	2021
Total Compensation from SCT	$11,278,569	$6,369,165	$14,296,476	$34,070,592	$45,998,851
Less Reported Value of Equity Awards from SCT	$(8,500,000)	$(3,300,000)	$(12,497,891)	$(32,437,510)	$(44,406,749)
Subtotal	$2,778,569	$3,069,165	$1,798,585	$1,633,082	$1,592,102
Year-end fair value of any equity awards granted in applicable year that are outstanding and unvested as of the end of the year	$10,830,663	$7,425,000	$16,247,259	$27,710,914	$20,804,877
The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year	$13,493,655	$17,121,231	$(12,858,959)	$(1,347,517)	$8,950,439
For awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value	$25,182,422	$(2,378,320)	$(7,861,706)	$(2,183,201)	$5,956,769
Net Adjustment to Subtotal	$49,506,740	$22,167,912	$(4,473,407)	$24,180,196	$35,712,085
Compensation Actually Paid	$52,285,309	$25,237,077	$(2,674,822)	$25,813,278	$37,304,187
(3)The dollar amounts reported in column (d) are the average of the amounts of total compensation reported for the non-PEO NEOs for each corresponding year in the “Total” column of the SCT. For 2025, the Non-PEO NEOs were Dawn Maroney, James M. Head, Thomas Freeman, Hyong (Ken) Kim, M.D. and Christopher Joyce. For 2024, the Non-PEO NEOs were Dawn Maroney, Thomas Freeman, Hyong (Ken) Kim, M.D. and Andreas Wagner. For 2023, the Non-PEO NEOs were Dawn Maroney, Thomas Freeman, Hakan Kardes and Hyong (Ken) Kim, M.D. For 2022, the Non-PEO NEOs were Thomas Freeman, Dawn Maroney, Dinesh Kumar and Richard Cross. For 2021, the Non-PEO NEOs were Thomas Freeman, Dawn Maroney, Dinesh Kumar and Rajesh Shrestha.

(4)The dollar amounts reported in column (e) represent the average amount of CAP to the non-PEO NEOs as a group computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the CAP:

	2025	2024	2023	2022	2021
Average Total Compensation from SCT	$3,567,181	$2,715,002	$4,760,449	$7,327,470	$10,891,546
Less Average Reported Value of Equity Awards from SCT	$(2,330,000)	$(1,350,000)	$(3,786,785)	$(6,383,827)	$(9,913,214)
Subtotal	$1,237,181	$1,365,002	$973,664	$943,643	$978,332
Year-end fair value of any equity awards granted in applicable year that are outstanding and unvested as of the end of the year	$2,895,666	$2,913,083	$4,110,320	$5,881,206	$4,532,610
For awards granted and vested in the applicable year, the fair value at the vesting date	$80,699	—	—	—	—

	2025	2024	2023	2022	2021
The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year	$2,469,428	$3,094,951	$(1,755,990)	$(551,977)	$2,876,585
For awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value	$4,399,048	$(258,432)	$(1,558,171)	$(611,093)	$1,665,717
Total Net Adjustment to Subtotal	$9,844,841	$5,749,602	$796,159	$4,718,136	$9,074,912
Compensation Actually Paid	$11,082,021	$7,114,604	$1,769,823	$5,661,779	$10,053,244

(5)TSR is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between our share price at the end of each fiscal year shown and the beginning of the measurement period by (b) our share price at the beginning of the measurement period. Pursuant to rules of the SEC, the comparison assumes $100 was invested in our common stock at the closing price on March 26, 2021. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)The peer group used for this purpose is the following published industry index: NASDAQ Healthcare Index.

(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)Adjusted EBITDA is a non-GAAP financial measure that is presented as supplemental disclosure, that we define as net loss before interest expense, income taxes, depreciation and amortization expense, transaction-related expenses, acquisition expenses, certain litigation costs and settlements, gains or losses on ROU assets, equity-based compensation expense, and loss on extinguishment of debt. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). There are a number of limitations related to the use of adjusted EBITDA in lieu of net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. An explanation of our non-GAAP measures, how they are calculated and reconciliations to the most directly comparable GAAP financial measures can be found in the Appendix to this proxy statement.

Most Important Performance Measures
The performance measures listed below represent an unranked list of the “most important” performance measures that Alignment used to align CAP to the NEOs for 2025 and company performance. The role of each of these performance measures in our executive compensation program is discussed in the “Compensation Discussion and Analysis” section of this proxy statement. While these financial measures are the most important measures the company used to align CAP to the NEOs for 2025 and company performance, additional financial and other measures were also used to align pay and performance, as further described in the “Compensation Discussion and Analysis” section of this proxy statement.
The most important financial performance measures are:
•Adjusted EBITDA
•Adjusted Gross Profit
•Revenue
We also employ the following non-financial performance measures:
•Health Plan Membership
•CMS Star Ratings

As noted above, we have deemed adjusted EBITDA as the “most important” financial measure used to link our NEOs' compensation with performance and, as previously disclosed, it is being used as our company-selected measure in the pay-versus-performance table above. For more detail on these measures and why we believe that they are important in structuring our compensation programs and linking pay with performance, please see “Compensation Discussion and Analysis.”
Descriptions of the Information Presented in the Pay Versus Performance Table
The illustrations below compare CAP and the following measures:
•the Company’s cumulative TSR and the NASDAQ Healthcare Index’s cumulative TSR;
•the Company’s Net Income; and
•the Company’s Adjusted EBITDA.

CAP vs. TSR
60,000
50,000
40,000
30,000
20,000
10,000
-
Compensation ($000s)
120.00
100.00
80.00
60.00
40.00
20.00
-
Total Shareholder Return on $100 Invested at Beginning of Period
3/6/2021
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
ALHC value of $100 Invested on 3/26/2021
NASDAQ Healthcare Index value of $100 Invested on 3/26/2021

CAP vs. Net Income
Compensation ($000s)
60,000
40,000
20,000
-
(20,000)
(40,000)
600
400
200
-
(200)
(400)
Net Income ($ Mil.)
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income ($Mil.)

CAP vs. Adj. EBITDA
60,000
40,000
20,000
-
(20,000)
(40,000)
Compensation ($000s)
150
100
50
-
(50)
(100)
Adj. EBITDA ($ Mil.)
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Adj. EBITDA ($Mil.)

vs. TSR Compensation ($000s) $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $- 03/06/2021 2021 2022 $100.00 $75.00 $50.00 $25.00 $- Total Shareholder Return on $100 Invested at Beginning of Period CEO Compensation Actually Paid Average NEO Compe
CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
Our compensation philosophy is designed to attract and retain high-quality talent and provide total compensation opportunities that support our pay-for-performance objectives. Compensation varies for employees by position and geographic location based on competitive market factors. Our associates’ total compensation may include base pay, incentive pay, overtime and other supplemental pay. We regularly review associate compensation for both internal pay equity and competitiveness within the health care industry. With respect to our CEO and other Named Executive Officers, the

Compensation Committee has selected a compensation package composed in large part of variable and at-risk compensation, which the committee believes will appropriately incentivize retention and performance. For more information, please see the “Compensation Discussion and Analysis” section of this proxy statement.
For 2025, our CEO pay ratio was 158:1. This ratio was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K using the amount of our CEO’s compensation reported in the "Summary Compensation Table" for 2024, which is $11,278,569.
Outlined below is the process that was applied for identifying our median associate for our comparative compensation analysis of the median associate to our CEO:
•We identified the median associate using 1,849 global full-time, part-time, temporary and seasonal associates employed as of December 31, 2025;
•We consistently applied 2025 W-2 earnings as compensation measure for the median associate;
•We then calculated the median associate’s compensation in the same manner as the Named Executive Officers in the Summary Compensation Table in this proxy statement; and
•Applying this methodology, our median associate’s total compensation was $71,260; and
•With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the “Summary Compensation Table” for 2025 on page 57.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Under our Related Party Transactions Policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:
•the related person’s relationship to us and interest in the transaction;
•the material facts of the proposed transaction, including the proposed aggregate value of the transaction;
•the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;
•the benefits to us of the proposed transaction;
•if applicable, the availability of other sources of comparable products or services; and
•an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
With respect to the transactions described below that were entered into prior to the adoption of the Company’s written Related Party Transactions Policy, all were approved by our Board considering similar factors to those described above.
Related-Party Transactions
Other than compensation arrangements for our directors and named executive officers, which are described in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive and Director Compensation,” below we describe transactions since January 1, 2025 to which we were a participant or will be a participant, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Stockholders Agreement
We were party to an Amended and Restated Stockholders Agreement, dated as of April 30, 2024, with affiliates of General Atlantic ("GA") that provided GA the right to designate nominees for election to our Board. The Stockholders Agreement provided GA the right to designate: (i) four of the nominees for election to our Board for so long as GA beneficially owned over 35% of our common stock then outstanding; (ii) three of the nominees for election to our Board for so long as GA beneficially owned over 25% but less than or equal to 35% of our common stock; (iii) two of the nominees for election to our Board for so long as GA beneficially owned over 15% but less than or equal to 25% of our common stock; and (iv) one of the nominees for election to our Board for so long as GA beneficially owned at least 5% but less than or equal to 15% of our common stock. In each case, GA's nominees were required to comply with applicable law and stock exchange rules. The Stockholders Agreement was terminated as of March 4, 2026.
Registration Rights Agreement
We are party to a registration rights agreement, dated as of March 30, 2021 (the "Registration Rights Agreement"), with GA and certain other stockholders (the “Applicable Holders”). GA was entitled to request that we register its shares on a long-form or short-form registration statement on one or more occasions, which registrations may in certain circumstances be “shelf registrations,” and such other stockholders are entitled to participate in such offerings on a pro rata basis. The Applicable Holders were entitled to participate in certain of our registered offerings, subject to the restrictions in the Registration Rights Agreement. We paid the expenses, including registration fees and reasonable attorney's fees, in connection with the exercise of these rights. As of April 24, 2026, no securities remained registrable under the Registration Rights Agreement, but we continue to have indemnification and other ongoing obligations under the agreement.
Underwriting Agreement
On March 2, 2026, we entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as the underwriter, and affiliates of GA (collectively, the “Selling Stockholder”) with respect to an underwritten offering by the Selling Stockholder of 13,167,733 shares of the Company’s common stock held by such Selling Stockholder. The offering closed on March 4, 2026. The Company did not receive any proceeds from the sale of the shares in the offering.
The offering was made pursuant to an automatically effective Registration Statement on Form S-3ASR (File No. 333-293928) filed with the SEC on March 2, 2026, and a related prospectus supplement. The registration statement was filed pursuant to GA's registration rights under the Registration Rights Agreement described above.
The Underwriting Agreement contains customary representations, warranties and covenants of the Company, the Selling Stockholder and the underwriter, as well as customary indemnification obligations, including indemnification by the Company of the underwriter and General Atlantic for certain liabilities under the Securities Act. The Company's indemnification obligations under the Underwriting Agreement are in addition to, and do not limit, the Company's indemnification obligations to GA under the Registration Rights Agreement described above.
Indemnification of Officers and Directors
We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 6, 2026 for (i) each person or group known to us who beneficially owns more than 5% of our common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all of our directors and executive officers as a group.
Each stockholder’s percentage ownership is based on 206,730,723 shares of common stock outstanding as of April 6, 2026. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of April 6, 2026, and common stock issuable upon vesting of RSUs within 60 days of April 6, 2026, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs, as applicable. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.
Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Alignment Healthcare, Inc., 1100 W. Town and Country Road, Suite 1600, Orange, California 92868. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Beneficial Owner	Number of Shares	Percentage
5% Stockholders
The Vanguard Group(1)	15,492,802	7.5%
Fidelity Investments(2)	14,792,081	7.2%
Wellington Management Group LLP(3)	14,070,893	6.8%
Qatar Investment Authority(4)	13,246,096	6.4%
T. Rowe Price Investment Management(5)	12,643,784	6.1%
BlackRock Fund Advisors(6)	11,259,734	5.4%

Named Executive Officers and Directors
John Kao(7)	6,915,398	3.3%
Dawn Maroney(8)	1,719,492	*
James M. Head	27,198	*
Thomas Freeman(9)	—	*
Hyong (Ken) Kim, M.D.	35,951	*
Christopher Joyce	28,805	*
Jody Bilney	113,228	*
David Hodgson(10)	154,426	*
Yon Jorden	92,734	*
Joseph Konowiecki(11)	982,420	*
Jacqueline Kosecoff	290,867	*
Margaret McCarthy	130,168	*

Mark McClellan	357,435	*
Robbert Vorhoff(12)	154,426	*
Executive Officers and Directors as a Group (17 individuals)(13)	11,085,557	5.2%
(1)Based on information reported on Schedule 13G/A on January 30, 2026. The address of The Vanguard Group is listed as 100 Vanguard Blvd., Malvern, PA 19355.
(2)Based on information reported by FMR LLC on a Form 13G filed with the SEC on February 5, 2026. The address of FMR LLC is listed as 245 Summer Street, Boston, MA 02210.
(3)Based on information reported on Schedule 13G/A on February 10, 2026. The address of Wellington Management Company LLP is listed as 280 Congress Street, Boston MA 02210.
(4)Based on information reported on Schedule 13G on September 24, 2025. The address of Qatar Investment Authority is listed as Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, State of Qatar.
(5)Based on information reported on Schedule 13F on December 31, 2025. The address of T. Rowe Price Investment Management is listed as 1307 Point Street, Baltimore, MD 21231.
(6)Based on information reported on Schedule 13F on December 31, 2025. The address of BlackRock Fund Advisors is listed as 50 Hudson Yards New York, NY 10001.
(7)Includes (i) 279,125 shares held by Mr. Kao and 2,354,641 shares held by JEK Trust, dated February 8, 2021, of which John Kao is the trustee; and (ii) 4,281,632 shares underlying outstanding stock options held by Mr. Kao that are currently exercisable.
(8)Includes 1,182,770 shares underlying outstanding stock options that are currently exercisable..
(9)Mr. Freeman resigned as Chief Financial Officer effective May 2, 2025.
(10)Shares are held by Mr. Hodgson solely for the benefit of General Atlantic Service Company, L.P and he disclaims beneficial ownership of the shares.
(11)Includes 26,863 shares underlying outstanding stock options that are currently exercisable.
(12)Shares are held by Mr. Vorhoff solely for the benefit of General Atlantic Service Company, L.P and he disclaims beneficial ownership of the shares.
(13)Includes directors, nominees and current executive officers.
Securities Authorized for Issuance under Equity Incentive Compensation Plans
The following table provides information as of December 31, 2025, regarding shares of our common stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	18,789,564(2)	$17.05(3)	10,965,286
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
(1)As December 31, 2025, the maximum number of shares available for issuance under the 2021 Plan was not permitted to exceed 47,173,569 shares. The number of shares available for issuance under the 2021 Plan is increased on January 1 of each calendar year, ending in and including 2031, by an amount equal to the lesser of (a) 4% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares determined by our Board. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan will be added back to the shares of common stock available for issuance under such plan.

(2)Includes 7,205,684 shares issuable upon the exercise of outstanding stock options, 9,757,771 shares issuable upon the vesting of outstanding RSUs and 1,826,109 shares issuable upon the vesting of outstanding PSUs.
(3)As RSUs and PSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2025 are described below.
Fees and Services
The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2025 and 2024:

	2025	2024
Audit Fees	$2,452,000	$2,203,750
Audit-Related Fees	—	—
Tax Fees	$113,077	$126,237
All Other Fees	$55,000	$99,400
The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements in our Annual Report on Form 10-K, the reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q and other professional services related to our statutory audits and registration statements. Audit-Related Fees include services performed in connection with the registration statements, such as due diligence procedures and issuance of comfort letters in relation to our registration statement and internal controls advisory services. Tax Fees include fees for tax compliance, tax advice and tax planning services. All Other Fees include consulting services.
In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Chief Accounting Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm.

The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Vote Required and Recommendation of the Board of Directors
Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Shares not present at the meeting have no effect on the approval of this matter, while abstentions will count as votes “against.” Pursuant to current NYSE regulations, brokers and other NYSE member organizations have discretionary voting power over the approval of this matter. Therefore, there will be no “broker non-votes” on this proposal, and if you hold shares through a broker or other NYSE member organization and do not provide voting instructions to your broker or other NYSE member organization, your shares may be voted “FOR” this proposal. If you timely submit a signed proxy card but fail to specify instructions to vote with respect to this proposal, the proxy card will be voted “FOR” this proposal.
If our stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND THAT
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is composed of three independent directors and met nine times in 2025. Our Audit Committee operates under a written charter, which is posted on our website at https://ir.alignmenthealth.com/. The Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including its assessment of our systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee:
•reviewed and discussed the audited financial statements for the year ended December 31, 2025 with our management;
•discussed with our independent auditors, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letter from the Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
Respectfully submitted by:
Yon Jorden
Jody Bilney
Margaret McCarthy

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, we are providing our stockholders with a non-binding, advisory vote on the compensation paid to the Company’s NEOs. This stockholder vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to endorse or not endorse the Company’s fiscal year 2025 executive compensation programs and policies and the compensation paid to our NEOs as discussed in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 41, the accompanying compensation tables and the related narrative disclosure. Our next say-on-pay vote will take place at our 2027 annual meeting of stockholders.
The “Compensation Discussion and Analysis” summarizes our executive compensation program. Our Board and the Compensation Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. The majority of our NEOs’ compensation is in the form of variable, at-risk compensation. Our cash annual incentive plan utilizes metrics that are tied to strategic goals that we believe will enhance stockholder value.
We are asking our stockholders to vote on the following resolution:
RESOLVED, that the stockholders of Alignment Healthcare, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the “Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative disclosure, set forth in the Company’s proxy statement.
Although this advisory vote on the compensation of our NEOs is non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the outcome of the vote when considering future compensation arrangements our NEOs.
Vote Required and Recommendation of the Board of Directors
Approval of the non-binding, advisory resolution approving the compensation of our NEOs requires affirmative votes from the holders of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Shares not present at the meeting and broker-non votes have no effect on the approval of this matter, while abstentions will count as votes “against.” Pursuant to current NYSE regulations, brokers and other NYSE member organizations do not have discretionary voting power over the approval of the non-binding, advisory vote on the compensation of the Company’s Named Executive Officers. Therefore, if you hold shares through a broker or other NYSE member organization and do not provide voting instructions to your, broker or other NYSE member organization, your shares will not be entitled to vote with respect to this proposal. If you timely submit a signed proxy card but fail to specify instructions to vote with respect to this proposal, the proxy card will be voted “FOR” the resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NON-BINDING, ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why did I receive these materials?
The Board of Alignment Healthcare, Inc. (“Alignment” or the “Company”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (or at any postponement or adjournment of the meeting) (the “Annual Meeting”). Stockholders who own shares of our common stock as of April 6, 2026 (the “Record Date”), are entitled to vote at the Annual Meeting. These proxy materials are first being distributed to stockholders on or about April 24, 2026. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Alignment.
Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this proxy statement and our annual report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Householding. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one notice or set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. The SEC’s rules also permit us to send a single set of proxy materials to two or more securityholders who share a single address, which is called “householding.” We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder (including any stockholder at a shared address) to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or Annual Meeting materials, or if you currently receive separate copies of the notice or Annual Meeting materials but would like to receive a single copy of such materials going forward, please visit www.proxydocs.com/ALHC, write to us at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868, Attn: Investor Relations, or contact BetaNXT at (866) 648-8133 or paper@investorelections.com. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials, or who currently receive individual copies of such materials and would like to participate in householding.
Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Alignment had approximately 206,730,723 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting and stockholders do not have preemptive, appraisal or dissenters' rights with respect thereto.

What will I be voting on?
You will be voting on:
•Proposal 1: Election of three nominees identified in this proxy statement to serve as Class II directors to hold office until the 2029 Annual Meeting of Stockholders;
•Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026; and
•Proposal 3: Approval, on an advisory basis, of the compensation of our named executive officers (“Named Executive Officers” or “NEOs”).
You will also vote on any other business as may properly come before the meeting or any adjournment of the Annual Meeting. All shares that are represented at the Annual Meeting by properly executed proxies received before or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxies.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3
How can I attend the Annual Meeting?
The Annual Meeting is being held as a virtual-only meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/ALHC by no later than 5:00 p.m. Pacific Time on June 3, 2026. If you are a stockholder of record as of the Record Date, upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability.
If you are a beneficial owner of shares through a brokerage firm, bank, broker-dealer or other nominee holder (i.e., you hold shares in “street name”) as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your brokerage firm, bank, broker-dealer or other nominee holder. You will need to enter your uniquely assigned control number at www.proxydocs.com/ALHC as part of the registration process. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid legal proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.
The audio broadcast of the Annual Meeting will be archived on the investor relations section of our website, https://ir.alignmenthealth.com/, for at least one year.
How can I ask questions at the Annual Meeting?
We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. The virtual Annual Meeting format allows stockholders to ask questions of our management and Board of Directors, as appropriate. If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions).

We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting will be answered in the live question and answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the investor relations section of our website, https://ir.alignmenthealth.com/, as soon as practicable after the Annual Meeting.
Additional information regarding the ability of stockholders to ask questions during the Annual Meeting and information regarding how to obtain the related rules of conduct and other materials for the Annual Meeting will be provided by email after you have completed registration to attend the Annual Meeting. The rules of conduct will also be available on the Annual Meeting platform during the Annual Meeting.
How can I access technical support for the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 15 minutes prior to the start of the Annual Meeting through its conclusion. The virtual Annual Meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection if you intend to attend and/or participate in the Annual Meeting.
Why is the Annual Meeting virtual only?
In order to make the Annual Meeting accessible to a large number of our stockholders, the Annual Meeting will be conducted virtually via audio-only webcast. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instruction email.
How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.
•TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first register at www.proxydocs.com/ALHC. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and, if you are a stockholder, to submit questions during the meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. Stockholders will be able to attend the Annual Meeting platform beginning at

8:00 a.m. Pacific Time on June 4, 2026 pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/ALHC.
•TO VOTE BY PHONE: To vote by telephone, dial toll-free 866-314-3346 using any touch-tone telephone and follow the recorded instructions.
•TO VOTE BY INTERNET: To vote through the Internet, you may complete an electronic proxy card at www.proxypush.com/ALHC.
The Board has appointed John Kao and James M. Head to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not indicate how you want your shares to be voted on one or more items, your shares will be voted on such items in accordance with the recommendations of our Board as set forth above under “What will I be voting on?” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.
Can I access the proxy materials electronically?
Yes. Your notice, proxy card or voting instruction card will contain instructions on how to:
1.view our proxy materials for the Annual Meeting on the Internet; and
2.instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available at www.proxydocs.com/ALHC and our proxy materials will be available starting on April 24, 2026.
Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.
How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:
1.delivering written notice of revocation to the Chief Legal & Administrative Officer at our principal executive offices at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868;
2.submitting another proxy that is dated later than the original proxy (including a proxy via telephone or Internet); or
3.voting via the Internet at the Annual Meeting.

What is the voting requirement to approve each of the proposals, and how are the votes counted?

Proposal	Vote Required for Approval(1)	Effect of Withhold Votes / Abstentions(2)	Effect of Broker Non-Votes(2)
(1) Election of Directors	Plurality of the votes cast at the Annual Meeting(3)	No effect	No effect
(2) Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter	Vote “Against”(4)	Not applicable (brokers may vote uninstructed shares)
(3) Approval, on an Advisory Basis, of Executive Compensation	Affirmative vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter	Vote “Against”(4)	No effect
(1)Proxy cards that are signed and returned but include unmarked votes will be voted in accordance with our Board’s recommendations.
(2)If you are a beneficial owner whose shares are held of record by a broker or other New York Stock Exchange (“NYSE”) member organization, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” A broker non-vote will not affect the outcome of the vote for Proposal 1 or Proposal 3, because they are not considered to be shares entitled to vote on these “non-routine” matters. Proposal 2 is a “routine” matter, and so brokers are permitted discretionary authority to vote.
(3)A plurality of the votes cast by the shares of common stock present or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast.
(4)Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares.
What is a “broker non-vote”?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other items and submits votes for those matters. As discussed above, if you hold shares through a broker or other nominee and do not provide voting instructions to your broker, your shares may not be voted with respect to certain proposals, including the proposals listed above that are not considered “routine” and therefore discretionary voting by the broker or other NYSE member is not permitted. Among the matters submitted to the vote of stockholders at the Annual Meeting, only Proposal 2 is considered a “routine” matter.
What constitutes a “quorum”?
A “quorum” is the presence at the Annual Meeting, virtually or by proxy, of a majority of the outstanding shares entitled to vote at the Annual Meeting. Shares may be voted at the Annual Meeting by a signed proxy card, by telephone instruction, or electronically on the Internet. There must be a quorum for the Annual Meeting to be held. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.
When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.
What is the deadline for submitting a stockholder proposal or director nomination for the 2027 Annual Meeting?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy statement and form of proxy for Alignment’s Annual Meeting of Stockholders to be held in 2027 must be received by us at our principal executive offices at 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868 no later than the close of business on December 26, 2026. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2027 (but not include it in our proxy materials) must provide written notice of such nomination or proposal to the Chief Legal & Administrative Officer at our principal executive offices no later than March 6, 2027 and not earlier than February 4, 2027, assuming we do not change the date of the 2027 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2026 Annual Meeting. If we do, written notice of the proposal or nomination must be delivered by the later of (x) the tenth day following the day that public announcement of the date of the 2027 annual meeting is first made, or (y) the date which is ninety (90) days prior to the date of the 2027 annual meeting. Any stockholder proposal or director nomination must comply with the other provisions of our Amended and Restated Bylaws and be submitted in writing to the Chief Legal & Administrative Officer at our principal executive offices in the form provided for in our Amended and Restated Bylaws.
Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2027. If the date of the 2027 annual meeting changes by more than 30 calendar days before or after the anniversary of the 2026 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2027 annual meeting.

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to risks and uncertainties and are based on assumptions that may prove to be inaccurate, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to attract new members and enter new markets, including the need for certain governmental approvals; our ability to maintain a high rating for our plans on the Centers for Medicare and Medicaid ("CMS") Five Star Quality Rating System ("CMS Star Ratings"); our ability to develop and maintain satisfactory relationships with care providers that service our members; risks associated with being a government contractor; changes in laws and regulations applicable to our business model; risk related to our indebtedness; changes in market or industry conditions and receptivity to our technology and services; results of litigation or a security incident; and the impact of shortages of qualified personnel and related increases in our labor costs. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on February 27, 2026. All information provided in this proxy statement is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

WEBSITE REFERENCES

References to our website throughout this proxy statement are intended to provide inactive, textual references and are provided for convenience only. The content on our website does not constitute a part of this proxy statement.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Conduct and the charters of the Audit Committee, Compensation Committee and NCGCC, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained the investor relations section of our corporate website, https://ir.alignmenthealth.com/, or may be requested in print, at no cost, by mail at Alignment Healthcare, Inc., 1100 W. Town & Country Rd., Suite 1600, Orange, CA 92868, Attention: Investor Relations.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. The investor relations section of our corporate website may be found at https://ir.alignmenthealth.com/. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
COST OF PROXY SOLICITATION
Alignment is paying the expenses of this solicitation. Alignment will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of common stock held as of the Record Date by such persons, and Alignment will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Alignment may solicit proxies in person or by telephone, facsimile, email or other similar means. Such individuals will not receive any additional compensation for these solicitation activities.

APPENDIX – NON-GAAP FINANCIAL MEASURES
Adjusted Gross Profit and Medical Benefits Ratio, or MBR
Adjusted gross profit is a non-GAAP financial measure that we define as income (loss) from operations before depreciation and amortization, medical equity-based compensation expense, clinical restructuring costs and selling, general, and administrative expenses. Adjusted gross profit is a key measure used by our management and Board of Directors to understand and evaluate our operating performance and trends before the impact of our consolidated selling, general and administrative expenses.
Adjusted gross profit should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of adjusted gross profit in lieu of income (loss) from operations, which is the most directly comparable financial measure calculated in accordance with GAAP.
Our use of the term adjusted gross profit may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.
Adjusted gross profit is reconciled as follows:

	Year Ended December 31,
	2025	2024
(dollars in thousands)
Income (loss) from operations	$14,752	$(101,555)
Add back:
Equity-based compensation (medical expenses)	6,134	4,930
Depreciation (medical expenses)	78	190
Restructuring costs (medical expenses)	—	796
Depreciation and amortization	30,404	26,872
Selling, general, and administrative expenses	443,407	371,374
Total add back	480,023	404,162
Adjusted gross profit	$494,775	$302,607
Medical benefit ratio	87.5%	88.8%

We calculate our medical benefits ratio (“MBR”) by dividing total medical expenses, excluding depreciation, medical equity-based compensation and clinical restructuring costs, by total revenues in a given period. We believe our MBR is an indicator of our gross profit for our Medicare Advantage plans and demonstrates the ability of our clinical model to produce differentiated outcomes by identifying and providing targeted care to our high-risk members resulting in improved member health and reduced total population medical expenses. We expect that this metric may fluctuate over time due to a variety of factors, including our pace of new member growth given that new members typically join Alignment with higher MBRs, while our model has demonstrated an ability to improve MBR for a given cohort over time.
When we determine, on an annual basis, whether we have satisfied the CMS minimum Medical Loss Ratio (“MLR”) of 85%, adjustments are made to the MBR calculation to include certain additional expenses related to improving the quality of care provided, and to exclude certain taxes and fees, in each case as permitted or required by CMS and applicable regulatory requirements.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, income taxes, depreciation and amortization expense, acquisition expenses, certain litigation costs, gains or losses on right of use ("ROU") assets, gains or losses on sale of property and equipment, restructuring costs, equity-based compensation expense and loss on extinguishment of debt. Adjusted EBITDA is a key measure used by our management and our Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of our business. Given our intent to continue to invest in our platform and the scalability of our business in the short to medium-term, we believe Adjusted EBITDA over the long term will be an important indicator of value creation.
Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA in lieu of net loss, which is the most directly comparable financial measure calculated in accordance with GAAP.
Our use of the term Adjusted EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA is reconciled as follows:

	Year Ended December 31,
	2025	2024
(dollars in thousands)
Net loss	$(978)	$(128,071)
Less: Net loss attributable to noncontrolling interest	(254)	36
Adjustments:
Interest expense	15,799	23,547
Depreciation and amortization (1)	30,482	27,062
Income tax expense (benefit)	20	21
Equity-based compensation (2)	62,082	71,132
Acquisition expenses (3)	—	26
Litigation costs (4)	2,357	2,069
(Gain) loss on ROU assets (5)	—	143
Gain on sale of property and equipment	(72)	(9)
Restructuring costs (6)	—	2,363
Loss on extinguishment of debt	—	3,020
Adjusted EBTIDA	$109,944	$1,339

(1)Amortization expense for the year ended December 31, 2025 includes $0.6 million in impairment expense related to the remeasurement of goodwill associated with one of our subsidiaries. Amortization expense for the year ended December 31, 2024 includes $0.6 million in impairment expenses related to intangible assets that were written off during the year.
(2) Represents equity-based compensation related to grants made in the applicable year
(3)Represents acquisition-related fees, such as legal and advisory fees, that are non-capitalizable.
(4)Represents litigation costs considered outside of the ordinary course of business based on the following considerations which we assess regularly: (i) the frequency of similar cases that have been brought to date, or are expected to be brought within two years, (ii) complexity of the case, (iii) nature of the remedies sought, (iv) litigation posture of the Company, (v) counterparty involved, and (vi) the Company's overall litigation strategy.
(5) Represents gains or losses related to ROU assets that were terminated or subleased in the respective period.

(6)Represents severance and related costs incurred as part of a corporate restructuring designed to streamline our organizational structure and drive operational efficiencies.

Alignment Healthcare

P.O. BOX 8016, CARY, NC 27512-9903

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Alignment Healthcare, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 6, 2026

Thursday, June 4, 2026 9:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ALHC for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Pacific Time, June 4, 2026.

Internet:

www.proxypush.com/ALHC

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-314-3346

- Use any touch-tone telephone
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Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

You must register to attend the meeting online and/or participate at www.proxydocs.com/ALHC

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John Kao and James M. Head (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alignment Healthcare, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

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IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To:

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Alignment Healthcare

Alignment Healthcare, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH DIRECTOR NOMINEE UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Jody Bilney	☐	☐		FOR
	1.02 David Hodgson	☐	☐		FOR
	1.03 Jacqueline Kosecoff	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026	☐	☐	☐	FOR
3.	Approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers	☐	☐	☐	FOR

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Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date